SHAREED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

CURRENT REPORT

LYKUID, INC.

Date: February 11th, 2018

Florida	7370	82-3171279
(State or Other Jurisdiction of Incorporation) Adamson Brothers, Corp. Advisor	(Primary Standard Classification Code) Jack Riedel LYKUID, INC. 688 Meridian Ave, STE 700 MIAMI BEACH, FL 33139	(IRS Employer Identification No.) IndigoSpire CPA Group Auditor

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT PROSPECTUS IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

THE OFFERING CIRCULAR DATED FEBRUARY 11TH, 2018

This offering statement pursuant to Regulation A tier II relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Prospectus to the Offering Circular is subject to completion or Prospectus.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor there will be any sales of these securities in any state in which such offer, solicitation or sale is unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

LYKUID, INC.

8,750,000 OF COMMON SHARES

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Lykuid, Inc.  Upon completion of this offering, we will register our common stock under Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 8-A, concurrent with the qualification of the Form 1-A, and we may be required to, among other things, file with the SEC a post-qualification Prospectus to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act, to have the shares listed on the NASDAQ upon qualifications. There is no assurance that the Shares will ever be listed on the NASDAQ.  To be listed on the NASDAQ, the company needs to apply for the NADSAQ listing.  As of the date of this offering circular, the company is in the process of applying to the NASDAQ to secure the ticker symbol, to list its shares on the NASDAQ.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your invest-ment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Lykuid is intending to:

In this exempt offering we, “LYKUID, INC.” are offering 8,750,000 common shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding the resale share may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. The minimum number of shares required to be purchased by each investor is 100 or $400 in value.  The shares being offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer. They are deemed to be an underwriter of this offering. They are deemed to be an underwriter of this offering. They will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 8,750,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $4 per share for the duration of the Offering. Assuming all of the 8,750,000 shares being offered by the Company are sold, the Company will receive $35,000,000 in gross proceeds. Assuming 6,562,500 shares (75%) being offered by the Company are sold, the Company will receive $26,250,000 in net proceeds. Assuming 4,375,000 shares (50%) being offered by the Company are sold, the Company will receive $17,500,000 in net proceeds. Assuming 2,187,500 shares (25%) being offered by the Company are sold, the Company will receive $8,750,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$4.00	Not applicable	$4.00
Minimum Purchase	$400.00	Not applicable	$400.00
Total (8,750,000 Shares)	$35,000,000	Not applicable	$35,000,000

Currently, our Chairman of the Board and CEO, and directors together own approximately an aggregate of 83.74% of the voting power of our outstanding capital stock. After the offering, assuming all of the shares being offered on behalf of the company are sold, Our Chairman, Jack Riedel, and our CEO, Mr. Maust, and directors will hold or have the ability to control approximately 65.97% of the voting power of our outstanding capital stock.

If the entire shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $45,000. The proceeds from the sale of the securities will be placed directly into and deposited in special account established by the Company; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws, the funds raised will become immediately available to the company. The initial expenses incurred in this offering are being advanced by our Chairman, CEO, CFO and Directors. There has been no public trading market for the common stock of Lykuid, Inc.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PROSPECTUS TO THE OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR PROSPECTUS. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PROSPECTUS TO THE OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVEST-MENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE OUR SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 15.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public (3)	commissions (1)	issuer (2)	other persons
Per share	1	$4	$0.00	$4	$0.00
Total Minimum	100	$400	$0.00	$400	$0.00
Total Maximum	8.75 M	$35,000,000	$0.00	$35,000,000	$0.00
(1)	We do not intend to use commissioned sales agents or underwriters.
(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder’s fees, selling and other costs incurred in the offering of the shares.

(3)	The Shares are offered in denominations of $4 and any even multiple thereof. The minimum subscription amount is $400.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our security offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.We are following the “Offering Circular” format of disclosure under Regulation A.

We are following the “Offering Circular” format of disclosure under Regulation “A”

688 Meridian Ave, STE 700, Miami Beach, FL 33139

The date of this offering circular is February 11th, 2018

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.      SUMMARY OF INFORMATION IN OFFERING CIRCULAR

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this Offering Circular., including, but not limited to, the risk factors beginning on page 4. References to “Lykuid,” “we,” “us,” “our,” or the “Company” mean Lykuid, Inc.

Our Company

Lykuid, Inc., was formed in the State of Florida on October 19, 2017. The Company principal execution office is 1688 Meridian Ave, STE 700, Miami Beach, FL 33139.

Lykuid is a market superior artificial intelligence software provider. Using advanced algorithms and machine learning, the company’s B2B software maximizes revenue generation and revenue stability for online businesses that rely on the internet as their sole or primary means of revenue generation. The Company provides software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. The software is built to learn from data as a means of providing what users want and then providing more of it.

There is a large pool of small to large sized software companies providing custom applications, and Lykuid, Inc.’s core business plan is to maintain partnerships with them. The Company will fill in a support gap as a support and monitoring system for revenue related applications.

Our Offering

We have authorized capital stock consisting of one hundred million (100,000,000) share of Common Stock, par value $0.0001 per share (the “Common Stock”.) We may endeavor to sell all 8,750,000 common stock after this offering becomes qualified. The price at which we, the company, offer these shares are at a fixed price of $4 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. The Company will receive all proceeds from the sale of our shares.

We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Classes of Shares

Lykuid has one class of common shares which we refer to collectively as our ‘‘common shares.’’ The common share will provide holders with one vote on all matters submitted to a vote of stockholders. These attributes are summarized in the following table:

Class of Common ShareVotes Economic Rights

Common share 1Yes

This Offering

Securities offered

Maximum of 8,750,000 common shares ($35,000,000) at a fixed price of $4 offered by us in a direct offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Price per share Offering amount	$4.00 $35,000,000

Common shares and shares outstanding before the Offering	32,500,000 shares are currently issued and outstanding.

Common shares and shares outstanding after the Offering

41,250,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein; which represents the current 32,500,000 shares plus the additional 8,750,000 common shares, which are being proposed for sale pursuant to this Offering.

The minimum number of shares to be sold in this offering Market for the common shares

None.

There is no public market for the shares. The price is $4 per share.  We may not be able to meet the requirement for a public listing or listing of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop. The offering price for the share will remain at $4 per share for the duration of the offering.

Proposed U.S. listing Use of proceeds

We will apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”); or on another National Exchange; Our Common Stock will not commence trading on NASDAQ until the following conditions are met: the Initial Closing has occurred, and we have raised the minimum amount necessary for us to meet the initial listing requirements of NASDAQ. Even if we meet the minimum requirements for listing on NASDAQ, we may wait before terminating the offering and commencing trading of our Common Stock on NASDAQ in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares and the commencement of exchange trading of our Common Stock. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange.

Prior to this Offering, no public market has existed for the common stock of Lykuid, Inc.  Upon completion of this offering, we will register our common stock under Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 8-A, concurrent with the qualification of the Form 1-A, and we may be required to, among other things, file with the SEC a post-qualification Prospectus to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act, to have the shares listed on the NASDAQ upon qualifications. There is no assurance that the Shares will ever be listed on the NASDAQ.  To be listed on the NASDAQ, the company needs to apply for the NADSAQ listing.  As of the date of this offering circular, the company is in the process of applying to the NASDAQ to secure the ticker symbol, to list our shares on the NASDAQ.

The use of proceeds from the Offering will be used for additional software development to continue to improve the software platform for software development and needed support in creating an IT infrastructure and proprietary software platform. Considering maximum offering of 35 Million, Lykuid plans to use 9.8 Million for Marketing & Business Development, 2.8 Million for IT and AI Development & Support, 2.8 Million for Customer Support, 11.2 Million for Staffing, and 8.4 Million for Miscellaneous Working Capital.

Risk factors Shell Company Status:

Investing in our shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

2.      RISK FACTORS

Investing in our shares involves risk. In evaluating Lykuid and investing in our shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering Circular. Each of these risk factors could materially adversely affect Lykuid’s business, software, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as variations of technologies). You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to Our Business and Industry

We have no operating history, which makes it difficult to predict our future operating results.

Lykuid is incorporated in October 2017. The Company has so far been building a team, designing a software and user interface, gathering a large informational database, and developing a pricing strategy. As a result of our lack of operating history in artificial intelligence B2B software providing, our ability to forecast our future operating results is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or change due to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations and our business could suffer.

We are a startup company and have not generated revenues since inception.

Lykuid had no net income and no operating history. There is no assurance that Lykuid will be profitable or generate sufficient revenue in future. Lykuid believes that its ability to generate revenues will be hampered without successfully completing a sizable portion of the current funding, which involves substantial risk. As a result, Lykuid is dependent upon the proceeds of this Offering and additional fund raises to be able to finish its software development plans. When operation begins, there exists the possibility of planned operating levels changing (which may result in higher operating costs and lower sales revenue). There exists the possibility that more time will be needed to implement operating plans, that there may be a lack of sufficient funding, or the possibility of more funds than currently anticipated may be required. Additional difficulties may be encountered during this stage of development, such as unanticipated problems relating to the technology industry demand. If sufficient capital is not available when required, if at all, or is not available on acceptable terms, Lykuid may be forced to modify or abandon its business plan.

Failure to manage our growth may adversely affect our business or operations.

Lykuid is newly established company. We expect to complete the development phase and then begin operations to grow our business rapidly over the next several years. This growth places a significant strain on our management team and employees and on our operating and financial systems. To manage our future growth, we must continue to scale our business functions, improve our financial and management controls and our reporting systems and procedures and expand and train our work force. We anticipate that additional investments in sales personnel, technology and research and development spending will be required to:

scale our operations and increase productivity;

address the needs of our clients and partners;

further develop and enhance our existing technologies and solutions;

develop new technology; and

expand our markets and opportunity under management, including into innovative solutions and geographic areas.

We cannot assure you that our controls, systems and procedures will be adequate to support our future operations or that we will be able to manage our growth effectively. We also cannot assure you that we will be able to continue to expand our market presence in the United States and other current markets or successfully establish our presence in other markets. Failure to effectively manage growth could result in difficulty or delays in deploying clients, declines in quality or satisfaction of service, increases in costs, difficulties in introducing new features or other operational difficulties, and any of these difficulties could adversely impact our business performance and results of operations.

Our efforts to increase use of our platform and services may not succeed and may negatively affect our revenue growth rate.

The success of sales and marketing for our software platform, which is a B2B software solution for revenue generating internet businesses, is unpredictable. Future level of market acceptance is unpredictable. Further, the introduction of new solutions beyond the current target market may not be successful, which would adversely affect potential of growth. We are unable to determine with any certainty the satisfactory level from clients using our platform and may not be able to determine with certainty the extent to which our innovative solutions are being embraced by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation and economic and market conditions, could adversely affect our business and operating results.

Our solutions face some competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

The market for our solutions is active in the monitoring field, rapidly evolving and fragmented, and is subject to changing technology and shifting customer needs. Although we believe that our platform and the solutions that it offers are unique, many vendors develop and market products and services that compete to varying extents with our services, and the competition in our market is unpredictable. Moreover, industry consolidation may increase competition. In addition, many companies have chosen to invest in their own revenue stability and generation solutions and therefore may be reluctant to switch to solutions such as ours.

We compete with many types of companies, including diversified software solutions. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to setup support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, some of our competitors may offer their products and services at a lower price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

If we do not keep pace with technological changes, our solutions may become less competitive and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for our existing solutions or new solutions that achieve market acceptance or that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depends on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platforms and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

If we fail to manage our technical operations infrastructure, our future customers may experience service outages and delays in the deployment of our solutions.

Lykuid is executing its business plan with the mission of developing increasing growth in number of users, projects and data with an infrastructure and solid software to back it up. The Company seeks to create sufficient excess capacity in our operations infrastructure as a way of meeting the needs of our customers.

We also seek to maintain excess capacity to facilitate the rapid provision of future customer deployments. In addition, we will need to be able to properly manage our technological operations infrastructure in order to support changes in hardware and software parameters through the evolution of our solutions, all of which require significant lead time. Our platform interacts with varied technology applications and our technological infrastructure depends on a certain level of compatibility. We have experienced, and may in the future experience, software disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period. If we do not accurately predict our infrastructure requirements, our existing customers may experience service outages that may subject us to financial penalties, financial liabilities and customer losses. If our operations infrastructure fails to keep pace with sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect our reputation and our revenue.

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for artificial intelligence based software is not as mature as the market for current widely used software types, and it is uncertain whether our services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of companies to increase their use of artificial intelligence based services in general, and of our solutions in particular. Many companies have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to a an artificial intelligent based service. Furthermore, some companies may be reluctant or unwilling to use artificial intelligent based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If companies do not perceive the benefits of artificial intelligent based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our intelligent solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our intelligent solutions over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

The success of our artificial intelligence based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex and we will continually evolve new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our clients and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time consuming and costly. Since our customers use our solutions for important aspects of their business, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to continue using our services or withhold payment to us or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. We could also lose future sales. In addition, if the public becomes aware of security breaches of our solutions, our future business prospects could be adversely impacted.

Any failure or interruptions in the internet infrastructure, bandwidth providers, data center providers, other third parties or our own systems for providing our solutions to customers could negatively impact our business.

Our ability to deliver our solutions is dependent on the development and maintenance of the internet and other telecommunications services by third parties. Such services include maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet access and services and reliable telecommunications systems that connect our operations. While our solutions are designed to operate without interruption, we may experience interruptions and delays in services and availability from time to time. We rely on systems as well as third-party vendors, including data center, bandwidth, and telecommunications equipment providers, to provide our solutions. We do not maintain redundant systems or facilities for some of these services. In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationship with our customers.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our solutions are deployed, our customers depend on our customer success organization to resolve technical issues relating to our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our solutions and business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, and our business, operating results and financial position.

Adverse economic conditions or reduced technology spending may adversely impact our business.

Our business depends on the overall demand for technology and on the economic health of our prospective customers. In general, worldwide economic conditions remain unstable, and these conditions make it difficult for our customers, prospective customers and us to forecast and plan future business activities accurately, and they could cause our prospective customers to reevaluate their decision to purchase our solutions. Weak global economic conditions, or a reduction in technology spending even if economic conditions improve, could adversely impact our business, financial condition and results of operations in a number of ways, including longer sales cycles, lower prices for our solutions, reduced services and lower or no growth.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, teamwork, passion and focus on execution that we believe contribute to our success, and our business may be harmed.

We believe our corporate culture is a critical component to our success. We have invested substantial time and resources in building our team. As we grow and develop the infrastructure of a public company, we may find it difficult to maintain our corporate culture. Any failure to preserve our culture could negatively affect our future success, including our ability to retain and recruit personnel and effectively focus on and pursue our corporate objectives.

We depend on our senior management team and other key employees, and the loss of one or more key employees could adversely affect our business.

Our success depends largely upon the continued services of our key executive officers. We also rely on our leadership team and other mission-critical individuals in the areas of research and development, tech development and support, marketing, sales, services and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives or other key employees, which could disrupt our business. Our senior management and key employees are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of one or more of our executive officers or key employees could have a material adverse effect on our business.

Our ability to attract, train and retain qualified employees is crucial to our results of operations and any future growth.

To execute our growth plan, we must attract and retain highly qualified personnel. Competition for these individuals is intense, especially for engineers with high levels of experience in designing and developing software and internet-related services, senior sales executives and professional services personnel with appropriate financial reporting experience. We expect to experience difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which we compete for experienced personnel have greater resources than we have. If we hire employees from competitors or other companies, their former employers may attempt to assert that these employees have breached their legal obligations or that we have induced such breaches, resulting in a diversion of our time and resources. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Changes in laws and regulations related to the internet or changes in the internet infrastructure itself may diminish the demand for our solutions and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business solutions. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the internet as a commercial medium. Changes in these laws or regulations could require us to modify our solutions in order to comply with these changes. They can also require our clients to modify their applications, which may have an influence on the Company. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related companies generally or result in reductions in the demand for internet-based solutions such as ours.

In addition, the use of the internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of internet activity, security, reliability, cost, ease of use, accessibility and quality of service. The performance of the internet and its acceptance as a business tool has been adversely affected by “viruses,” “worms” and similar malicious programs, and the internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the internet is adversely affected by these issues, demand for our solutions could suffer.

Data security concerns and laws or other domestic or foreign regulations may reduce the effectiveness of our solutions and adversely affect our business.

We manage private and confidential information and documentation related to our customers’ finances and transactions, often prior to public dissemination. The use of insider information is highly regulated in the United States and abroad, and violations of securities laws and regulations may result in civil and criminal penalties. Privacy and data security are rapidly evolving areas of regulation, and additional regulation in those areas, some of it potentially difficult and costly for us to accommodate, is frequently proposed and occasionally adopted. Changes in laws restricting or otherwise governing data and transfer thereof could result in increased costs and delay operations.

In addition to government activity, the technology industry and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. If the processing of private and confidential information were to be curtailed in this manner, our software solutions may be less effective, which may reduce demand for our solutions and adversely affect our business. Furthermore, government agencies may seek to access sensitive information that our customers upload to our service providers or restrict customers’ access to our service providers. Laws and regulations relating to government access and restrictions are evolving, and compliance with such laws and regulations could limit adoption of our services by customers and create burdens on our business. Moreover, regulatory investigations into our compliance with privacy-related laws and regulations could increase our costs and divert management attention.

If we or our service providers fail to keep our customers’ information confidential or otherwise handle their information improperly, our business and reputation could be significantly and adversely affected.

If we fail to keep customers’ proprietary information and documentation confidential, we may lose existing customers and potential new customers and may expose them to significant loss of revenue based on the premature release of confidential information. While we have security measures in place to protect customer information and prevent data loss and other security breaches, these measures may be breached as a result of third-party action, employee error, malfeasance or otherwise. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

In addition, our service providers (including, without limitation, hosting facilities, disaster recovery providers and software providers) may have access to our customers’ data and could suffer security breaches or data losses that affect our customers’ information.

If an actual or perceived security breach or premature release occurs, our reputation could be damaged and we may lose future sales and customers. We may also become subject to civil claims, including indemnity or damage claims in certain customer contracts, or criminal investigations by appropriate authorities, any of which could harm our business and operating results. Furthermore, while our errors and omissions insurance policies include liability coverage for these matters, if we experienced a widespread security breach that impacted a significant number of our customers for whom we have these indemnity obligations, we could be subject to indemnity claims that exceed such coverage.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

Our success substantially depends upon our proprietary methodologies and other intellectual property rights. Unauthorized use of our trade secret by third parties may damage our brand and our reputation. We rely on a trade secret laws, employee and third-party non-disclosure and non-competition agreements and other methods to protect our intellectual property. However, unauthorized parties may attempt to copy or obtain and use our technology to develop products with the same functionality as our solutions. We cannot assure you that the steps we take to protect our intellectual property will be adequate to deter misappropriation of our proprietary information or that we will be able to detect unauthorized use and take appropriate steps to protect our intellectual property. Shareed States federal and state intellectual property laws offer limited protection, and the laws of some countries provide even less protection. Moreover, changes in intellectual property laws, such as changes in the law regarding the patentability of software, could also impact our ability to obtain protection for our solutions. In addition, patents may not be issued with respect to our pending or future patent applications. Those patents that are issued may not be upheld as valid, may be contested or circumvented, or may not prevent the development of competitive solutions.

We might be required to spend significant resources and divert the efforts of our technical and management personnel to monitor and protect our intellectual property. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Any failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Assertions by third parties of infringement or other violations by us of their intellectual property rights could result in significant costs and harm our business and operating results.

Our success depends upon our ability to refrain from infringing upon the intellectual property rights of others. Some companies, including some of our competitors, own large numbers of patents, copyrights and trademarks, which they may use to assert claims against us. As we grow and enter new markets, we will face a growing number of competitors. As the number of competitors in our industry grows and the functionality of products in different industry segments overlaps, we expect that software and other solutions in our industry may be subject to such claims by third parties. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against us. We cannot assure you that infringement claims will not be asserted against us in the future, or that, if asserted, any infringement claim will be successfully defended. A successful claim against us could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our services, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our customers or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

If we fail to continue to develop our brand, our business may suffer.

We believe that continuing to develop and maintain awareness of our brand is critical to achieving widespread acceptance of our solution and is an important element in attracting and retaining customers. Efforts to build our brand may involve significant expense and may not generate customer awareness or increase revenue at all, or in an amount sufficient to offset expenses we incur in building our brand.

Promotion and enhancement of our name and the brand names of our solutions depends largely on our success in being able to provide high quality, reliable and cost-effective solutions. If customers do not perceive our solutions as meeting their needs, or if we fail to market our solutions effectively, we will likely be unsuccessful in creating the brand awareness that is critical for broad customer adoption of our solutions. That failure could result in a material adverse effect on our business, financial condition and operating results.

Demand for our solutions is subject to legislative or regulatory changes and volatility in demand, which could adversely affect our business.

The market for our solutions depends in part on the requirements of regulatory bodies. Any legislation or rulemaking substantially affecting the content or method of trading to be filed with these regulatory bodies could have an adverse effect on our business. In addition, evolving market practices in light of regulatory developments could adversely affect the demand for our solutions.

We may need to raise additional capital, which may not be available to us.

We will require substantial funds to support the implementation of our business plan. Our future liquidity and capital requirements are difficult to predict as they depend upon many factors, including the success of our solutions and competing technological and market developments. In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in the level of customer prepayments or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to timely secure additional debt or equity financing on favorable terms, or at all. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We operate and offer our services in many jurisdictions and, therefore, may be subject to federal, state, local and foreign taxes that could harm our business.

As an organization that operates in many jurisdictions in the United States and around the world, we may be subject to taxation in several jurisdictions with increasingly complex tax laws, the application of which can be uncertain. The authorities in these jurisdictions, including state and local taxing authorities in the United States, could successfully assert that we are obligated to pay additional taxes, interest and penalties. In addition, the amount of taxes we pay could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. The authorities could also claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us, any of which could have a material impact on us and the results of our operations. In addition, we may lose sales or incur significant costs should various tax jurisdictions impose taxes on either a broader range of services or services that we have performed in the past. We may be subject to audits of the taxing authorities in any such jurisdictions that would require us to incur costs in responding to such audits. Imposition of such taxes on our services could result in substantially unplanned costs, would effectively increase the cost of such services to our customers and could adversely affect our ability to gain new customers in the areas in which such taxes are imposed.

Some of the jurisdictions in which we operate may give us the benefit of either relatively low tax rates, tax holidays or government grants, in each case that are dependent on how we operate or how many jobs we create and employees we retain. We plan on utilizing such tax incentives in the future as opportunities are made available to us. Any failure on our part to operate in conformity with applicable requirements to remain qualified for any such tax incentives or grants may result in an increase in our taxes. In addition, jurisdictions may choose to increase rates at any time due to economic or other factors. Any such rate increase could harm our results of operations.

In addition, changes to U.S. tax laws that may be enacted in the future could impact the tax treatment of any possible foreign earnings. Due to the possibility of expansion of our business activities, any changes in the U.S. taxation of such activities could increase any potential worldwide effective tax rate and adversely affect our financial position and results of operations.

We are subject to general litigation that may materially adversely affect us.

From time to time, we may be involved in disputes or regulatory inquiries that arise in the ordinary course of business. We expect that the number and significance of these potential disputes may increase as our business expands and our company grows larger. While our agreements with customers limit our liability for damages arising from our solutions, we cannot assure you that these contractual provisions will protect us from liability for damages in the event we are sued. Although we may carry general liability insurance coverage, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any claims against us, whether meritorious or not, could be time consuming, result in costly litigation, require significant amounts of management time, and result in the diversion of significant operational resources. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business, financial condition, results of operations and prospects.

We are controlled by our Chairman/founders, whose interests may differ from those of the other shareholders.

As of the date of this Offering Circular, Mr. Jack Riedel owns the majority of shares of the Lykuid’s common share, and his majority ownership might continue even after the issuance of the shares. Therefore, Mr. Riedel is now and could be in the future in a position to elect or change the members of the board of directors and to control Lykuid’s business and affairs including certain significant corporate actions, including but not limited to acquisitions, the sale or purchase of assets and the issuance and sale of Lykuid’ shares. Lykuid also may be prevented from entering into transactions that could be beneficial to the other holders of the shares without Mr. Riedel’s consent. Mr. Riedel’s interests might differ from the interests of other shareholders.

The structure of our common stock have the effect of concentrating voting control with our officers and directors, and their affiliates; this will limit or preclude your ability to influence corporate matters.

Our common stock, we are offering in our initial public offering, all have one vote per share. Following this offering, our directors, executive officers, and their affiliates, will hold in the aggregate 65.97% of the voting power of our capital stock. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future.

Market risks and the economy condition might cause significant risks and uncertainties

Downturns in sectors of the economy generally and a lack of availability of credit could adversely impact clients and lower demand for our products, which in turn could cause our revenues and net income to decrease. Our variety of products are used for several financial needs. Amount of spending on financial tools and investments depends significantly on the availability of finances, as well as other factors such as interest rates, client confidence, government regulations and economy. Any of these factors could result in a tightening of standards by financial institutions and reduce the need of clients to use our products.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this Offering Circular. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. We have irrevocably elected to “opt out” of the exemption for the delayed adoption of certain accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We depend on key personnel

Lykuid’s future success depends on the efforts of key personnel, including its senior executive team. Lykuid does not currently carry any key man life insurance on its key personnel or its senior executive team. Regardless of such insurance, the loss of services of any of these or other key personnel may have an adverse effect on Lykuid. There can be no assurance that Lykuid will be successful in attracting and retaining the personnel.

Legal claims could be filed that would have a material adverse effect on our business, operating results and financial condition. We may in the future face risks of litigation and liability claims on technological liability and other matters, the extent of such exposure can be difficult or impossible to estimate and which can negatively impact our financial condition and results of operations.

Although there is no current pending litigation against Lykuid, in the future, clients or competitors may threaten lawsuit for what they believe to be infractions against themselves.

Our operations are subject to numerous US laws and regulations relating to the protection of the public and necessary disclosures in regards to any services. Liability under these laws involves inherent uncertainties. Violations of any regulatory laws are subject to civil, and, in some cases, criminal sanctions. Although we are not aware of any compliance related issues, we may not have been, or may not be, at all times, in complete compliance with all requirements, and we may incur costs or liabilities in connection with such requirements. We may also incur unexpected interruptions to our operations, administrative injunctions requiring operation stoppages, fines and other penalties. Continued government and public emphasis on technology issues and the laws that regulate them may require increased future investments for service or technology adjustments at new or ongoing operations, which could negatively impact our financial condition and results of operations.

There can also be no assurance that any insurance coverage we take will be adequate or that we will prevail in any future cases. We can provide no assurance that we will be able to obtain liability insurance that would protect us from any such lawsuits. We are not currently subject to any claims from our employees or otherwise; however, we may be subject to such claims in the future. In the event that are not covered by insurance, our management could expend significant time addressing any such issues.

Risks Related to Our Securities

There is no current market for the company’s shares

There is no formal marketplace for the resale of Lykuid’s common stock. Upon completion of this offering, we will register our common stock under Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 8-A, but not concurrent with the qualification of the Form 1-A, and we will be required to, among other things, “file with the SEC a post-qualification Prospectus to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act, to have the shares listed on the NASDAQ post qualifications. There is no assurance that the Shares will ever be listed on the NASDAQ.  To be listed on the NASDAQ, the company needs to apply for the NADSAQ listing.

Lykuid is planning to apply for the NASDAQ listing of the company’s shares. However, there is no assurance that the NASDAQ will approve our listing application. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

There is currently no established public trading market for our shares, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a listing on a major national exchange or automated listing system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares. No market makers have committed to becoming market makers for our common stock and none may do so.

We may not satisfy NASDAQ’s initial listing standards and, even if we do, we may experience a delay in the initial trading of our Common Stock on NASDAQ.

We intend to apply to list our Common Stock on the NASDAQ Capital Market (“NASDAQ”). Our Common Stock will not commence trading on NASDAQ until a number of conditions are met, including that we have raised the minimum amount of offering proceeds necessary for us to meet the initial listing requirements of NASDAQ. There is no guarantee that we will be able to sell a sufficient number of shares to raise this amount of offering proceeds. Assuming we sell a sufficient number of shares to list on NASDAQ, we expect trading to commence following the Termination Date of this offering. However, we may we may wait before terminating the offering and commencing the trading of our Common Stock on NASDAQ in order to raise additional proceeds. In addition, in order to list, we will be required to, among other things, file with the SEC a post-qualification Prospectus to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act. The post-qualification Prospectus of the Offering Statement is subject to review by the SEC, and there is no guarantee that such Prospectus will be qualified quickly after filing. Any delay in the qualification of the post-qualification Prospectus may cause a delay in the initial trading of our Common Stock on NASDAQ. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of our Common Stock and the commencement of exchange trading of our Common Stock. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange. This offering is not contingent upon receiving NASDAQ’s listing approval.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this offering circular. Although the Company plans to later become a public company, the Company would have apply for listing on the NASDAQ following the completion of the offering and apply to have the shares quoted on the NASDAQ. The NASDAQ is a national exchange that displays real-time quotes, last sale prices and volume information on the NADSAQ. Although the NASDAQ have listing requirements per se, to be eligible for listing on the NASDAQ, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply to the NASDAQ. Market makers are not permitted to begin listing of a security whose issuer does not meet this filing requirement. Securities already quoted on the NASDAQ that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and other compliance costs. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this Offering Statement is $45,000. We will have to utilize funds advanced from our Management, our CEO, Chairman and Directors, who has verbally agreed to provide the company funds to complete the registration process. After the qualified date of this offering circular, we will be required to file annual and other current reports, or other information with the SEC as provided by the Securities Exchange Act. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any share you may purchase, if at all.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Shares.  The offering price for the Shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 32,500,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 67,500,000 shares of common stock. Lykuid, Inc. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or financing or other corporate actions may have the effect of diluting the value of the share held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Florida state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Florida’s control share law. The Florida Business Corporation Act (the "FBCA") prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors, or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more but less than one-third of such voting power, (ii) one-third or more but less than a majority of such voting power, and (iii) more than a majority of such voting power. The Board of Directors may, however, exclude an acquisition from the reach of the prohibition on the voting of shares acquired in a control share acquisition.

The FBCA also contains an "affiliated transaction" provision that prohibits a publicly-held Florida corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an "interested shareholder" unless (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder, (ii) the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years, or (iii) the transaction is approved by the holders of two-thirds of the corporation's voting shares other than those owned by the interested shareholder. An "interested shareholder" is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation's outstanding voting shares.

The above-described provisions may have certain anti-takeover effects. Such provisions may make it more difficult for other persons, without the approval of the Company's Board of Directors, to make a tender offer or acquisitions of substantial amounts of the Common Stock or to launch other takeover attempts that might result in the payment of a premium over market price for the Common Stock held by such shareholder.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in share of our common stock will depend upon any future appreciation in its value. There is no guarantee that share of our security stock will appreciate in value or even maintain the price at which our stockholders have purchased their share.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements if we later become a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

Should the Company later become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

Risks Related to Our Initial Public Offering and Ownership of Our Common Stock

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Lykuid, Inc. and held in special bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds, and the funds raised will become immediately available to the company.

There has been no prior public market for our Common Stock, the stock price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

There has been no public market for our Common Stock prior to our initial public offering. The initial public offering price for our Common Stock may vary from the market price of our Common Stock following our initial public offering. If you purchase shares of our Common Stock in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. An active or liquid market in our Common Stock may not develop upon closing of our initial public offering or, if it does develop, it may not be sustainable. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	overall performance of the equity markets;

•	the development and sustainability of an active trading market for our Common Stock;

•	our operating performance and the performance of other similar companies;

•

changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analysts that elect to follow our Common Stock;

•	press releases or other public announcements by us or others, including our filings with the SEC;

•	changes in the market perception of all-electric and hybrid products and services generally or in the effectiveness of our products and services in particular;

•	announcements of technological innovations, new applications, features, functionality or enhancements to products, services or products and services by us or by our competitors;

•	announcements of acquisitions, strategic alliances or significant agreements by us or by our competitors;

•	announcements of customer additions and customer cancellations or delays in customer purchases;

•	announcements regarding litigation involving us;

•	recruitment or departure of key personnel;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	our entry into new markets;

•	regulatory developments in the United States or foreign countries;

•	the economy as a whole, market conditions in our industry, and the industries of our customers;

•	the expiration of market standoff or contractual lock-up agreements;

•	the size of our market float; and

•	any other factors discussed in this Offering Circular.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our operating results.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes- Oxley Act (when applicable to us), as well as rules implemented by the SEC, and the Nasdaq Capital Market. In addition, our management team will also have to adapt to the requirements of being a public company. We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, prospects, financial condition and operating results.

As a public company, we also expect that it may be more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

Because the initial public offering price of our Common Stock will be substantially higher than the pro forma net tangible book value per share of our outstanding Common Stock following this offering, new investors will experience immediate and substantial dilution.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our Common Stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our Common Stock in this offering, based on the initial public offering price of $4.00 per share, assuming that we raise our full amount, you will experience immediate dilution to $0.85 per share, the difference between the price per share you pay for our Common Stock and its pro forma net tangible book value per share as of October 31, 2017, after giving effect to the issuance of shares of our Common Stock in this offering. In addition, upon the completion of this offering, there will be options to purchase shares of our Common Stock outstanding, based on the number of such awards outstanding on. To the extent shares of Common Stock are issued with respect to such awards in the future, there will be further dilution to new investors.

NASDAQ, or other securities exchange, may delist our Common Stock from trading on its exchange, which could limit stockholders’ ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market or other national securities exchange, we will be required to meet continued listing standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our stockholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, the trading price for our Common Stock would be negatively affected. If one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, our Common Stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We expect to provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenues, gross margins, profitability and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Common Stock could decline significantly.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

We cannot specify with any certainty the particular uses of the net proceeds that we will receive from our initial public offering. We will have broad discretion in the application of the net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could adversely affect our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value. These investments may not yield a favorable return to our investors.

Substantial future sales of shares by our stockholders could negatively affect our stock price after this offering.

Sales of a substantial number of shares in the public market after this offering, particularly sales by our directors, executive officers, and significant stockholders, or the perception that these sales might occur or if there is a large number of shares of the available for sale, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. Based on the total number of shares outstanding as of October 19, 2017, upon completion of this offering, we will have 41,250,000 million shares or our Common Stock outstanding, assuming we sell the maximum number of shares and there is no exercise of our outstanding options.

All of the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares by our affiliates as defined in Rule 144 under the Securities Act. Substantially all of the remaining shares of Common Stock outstanding after this offering, based on shares outstanding as of October 19, 2017, will be restricted as a result of securities laws, lock-up agreements or other contractual restrictions that restrict transfers for at least one year after the date of this Offering Circular. These shares will become available to be sold one year and one day after the date of this Offering Circular.

If applicable, our Underwriters, in their sole discretion, may release all or some portion of the shares to lock-up agreements prior to expiration of the lock-up period. Shares held by directors, executive officers and other affiliates will be subject to volume limitations under Rule 144 under the Securities Act and various vesting agreements, after the aforementioned lock-up and leak-out periods.

We may in the future create equity incentive plans, which may at that time require us to file a registration statement under the Securities Act as soon as practicable after the expiration of the lock-up period to cover the issuance of shares upon the exercise or vesting of awards granted or otherwise purchased under those plans. As a result, any shares issued or granted under the plans after the lock-up period has expired also may be freely tradable in the public market. If equity securities are issued under the plans, if implemented, and it is perceived that they will be sold in the public market, then the price of our Common Stock could decline substantially.

No holders of any shares have rights to require us to file registration statements for the public resale of such shares.

The concentration of our Common Stock ownership with our executive officers, directors and affiliates will limit your ability to influence corporate matters.

Our executive officers, directors and owners of 83.74% or more of our outstanding Common Stock and their respective founders class, affiliates beneficially owned, in the aggregate 100% of our outstanding Common Stock as of December 8, 2017 and we anticipate that upon the completion of the offering, that same group will beneficially own at most 64.79% of our outstanding Common Stock. These stockholders will therefore have significant influence over management and affairs and over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, for the foreseeable future. This concentrated control will limit your ability to influence corporate matters and, as a result, we may take actions that our stockholders do not view as beneficial. This ownership could affect the value of your shares.

There are legal restrictions on the resale of the common shares offered that are penny stocks. These restrictions may adversely affect your ability to resell your stock.

Our Common Stock may be subject to the penny stock rules under the Exchange Act. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our Common Stock. If our Common Stock is subject to the penny stock rules, our stockholders may find it more difficult to sell their shares.

3.      DILUTION

If you invest in our common shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our capital share after this Offering. The following table demonstrates the dilution that new investors will experience relative to the Lykuid net tangible book value as of October 31, 2017 of $0. Net tangible book value is the aggregate amount of the Lykuid tangible assets, less its total liabilities. The table presents three scenarios: a $8.75 million raise from this Offering, a $17.5 million raise from this Offering and a fully subscribed $35.0, million raise from this Offering. The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, if the maximum offering price is reached.

	$8,750,000 Raise	$17,500,000 Raise	$35,000,000 Raise
Price of Common Share	$4.00	$4.00	$4.00
Shares Issued	2,187,500	4,375,000	8,750,000
Capital Raised	$8,750,000	$17,500,000	$35,000,000
Less: Offering Costs	$(45,000)	$(45,000)	$(45,000)
Net Offering Proceeds	$8,705,000	$17,455,000	$34,955,000
Net Tangible Book Value Pre-Offering	$0	$0	$0
Net Tangible Book Value Post-Offering	$8,750,000	$17,500,000	$35,000,000

Common Shares Issued and Outstanding Pre-Offering[2]	32,500,000	32,500,000	32,500,000

Common Shares Issued and Outstanding Post-Offering,[3]	34,687,500	36,875,000	41,250,000

Net Tangible Book Value per Share Prior to Offering	$0.0	$0.0	$0.0
Net Tangible Book Value per Share After Offering	$0.27	$0.47	$0.85

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Current shareholders	32,500,000	73.08%	0	0.0%	$0.0
New Investors	8,750,000	26.92%	35,000,000	100.0%	$4.00000
Total	41,250,000	100.0%	35,000,000	100.0%	$4.00000

Another important way of assessing dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued three classes of shares, common stock. However, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.      PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering a maximum of 8.75 Million Shares on a no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and director to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and director will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement, the finds raised will become immediately available to the company.

The Company has 32,500,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is qualifying an additional 8,750,000 shares for sale at the price of $4 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

The shares are being offered by David Maust, the Company’s Chief Executive Officer and Chief Technology Officer.  Mr. Maust will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by Mr. Maust.  Mr. Maust is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Maust primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  Mr. Maust has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 8,750,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

The Company will receive all proceeds from the sale of the 8,750,000 shares being offered on behalf of the company itself. The price per share is fixed at $4 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to seek to have our shares of common stock listed on the NASDAQ. In order to be listed on the NASDAQ we must register our common stock under Section 12(g) of the Securities Exchange Act of 1934 by filing a Form 8-A, but will not be concurrent with the qualification of the Form 1-A, and we will be required to, among other things, “file with the SEC a post-qualification Prospectus to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act, to have the shares listed on the NASDAQ post qualifications. There is no assurance that the Shares will ever be listed on the NASDAQ.  To be listed on the NASDAQ, the company needs to apply for the NADSAQ listing. File an application and be qualified to be listed. There can be no assurance that the listing application for NASDAQ will be approved.

However, sales by the Company must be made at the fixed price of $4 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares sold by the Company under this offering circular will be sold at a fixed price of $4 per share.

We anticipate the shares of our common stock will be listed on the Nasdaq Capital Market (under Net Income Standard). In order to list, the Nasdaq Capital Market requires that, among other criteria, at least 1,000,000 publicly-held shares of our common stock be outstanding, the shares be held in the aggregate by at least 300 round lot holders, the market value of the publicly-held shares of our common stock be at least $5 million, our stockholders’ equity after giving effect to the sale of our shares in this offering be at least $4 million, the bid price per share of our common stock be $4.00 or more, and there be at least three registered and active market makers for our common stock. The gross proceeds of this offering will be deposited in a special account established by us, and upon closing the offering the funds will be released to us. However, this offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualification requirements, we intend to apply to have our Common Stock listed on another national securities exchange.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the Offering (including fees pursuant to the securities laws of certain states), which we estimated to be $45,000.

Third Party Marketing Platforms

We intend to market the shares in this offering through one or more third party marketing platforms. We will start marketing this offering through IPOFlOW’s website, www.ipoflow.com relying on qualification, a third-party marketing platform owned by Adamson Brothers Corp., an entity of which Mr. Andy Altahawi has voting and dispositive control. We have entered into an agreement with Adamson Brothers Corp. in October 2017 pursuant to which Mr. Altahawi has provided the Company with compliance and business development advisory services to the Company since inception and in connection with this offering in consideration for $45,000. Pursuant to an agreement, dated October 16, 2017, between Adamson Brothers Corp. and the Company, the parties memorialized the parties’ agreement that the Company would be listed on www.ipoflow.com for marketing purposes for no additional compensation to Adamson Brothers Corp. or Mr. Altahawi for such services. Presently, we do not have any oral or written agreements to market this offering on any other third-party marketing platforms.  In the event we decide to do so, we will amend this offering circular to disclose the name of such third-party market platform as well as the terms and conditions of our agreement or arrangement with them.

Electronic Distribution

A prospectus in electronic format may be made available on the website maintained by the selling group members, if any, participating in the offering.

Listing and Transfer Agent

We intend to apply to have our common stock approved for listing on the Nasdaq Capital Market. If the application is approved, we anticipate that trading on the Nasdaq Capital Market will commence on the day following the completion of the offering made by this prospectus. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of shares in this “best efforts” offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed. However, this offering is not contingent upon receiving NASDAQ’s listing approval. In the event we do not meet NASDAQ’s initial listing qualifications, we intend to apply to have our Common Stock listed on another national securities exchange. As of this offering memorandum we have not engaged a transfer agent.

No Public Market

Prior to this offering, there has been no public market for our common stock. In determining the offering price, we have considered a number of factors including:

•	the information set forth in this prospectus and otherwise available to the us;
•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

We can’t assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

5.      USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $4.00, the net proceeds from the sale of the 8,750,000 shares in this Offering will be approximately $34,955,000, after deducting the estimated offering expenses of up to $45,000.

The net proceeds of this Offering will be used to fund four key areas: (i) hiring additional key members of the management team; (ii) developing (diversified) operation infrastructure; (iii) continuing development of technology and service lineup; and (iv) expanding sales, marketing, and operation capabilities in new markets.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

	Maximum Offering
	Amount	Percentage
Marketing & Business Development	$9,800,000	28%
IT and AI Platform Development & Support	$2,800,000	8%
Customer Support	$2,800,000	8%
Staffing	$11,200,000	32%
Misc. Working Capital	$8,400,000	24%
Total	$35,000,000	100.0%

_________________
(1) A portion of working capital will be used for officers’ salaries.

Please note no proceeds from this Offering is used to pay any officers, directors, founders of Lykuid except salaries.

Because the Offering is being made on a “best-efforts” basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If the Offering size were to be $8.75 million, the net proceeds will be approximately $8,705,000 after deducting estimated offering expenses of up to $45,000.

In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $2,450,000 on Marketing & Business Development, approximately $700,000 on IT and AI Platform Development & Support, approximately $700,000 on customer support, approximately $2,800,000 on staffing, and approximately $2,100,000 for working capital.

If the Offering size were to be $17.5 million, the net proceeds will be approximately $17,455,000 after deducting estimated offering expenses of up to $45,000.

In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $4,900,000 on Marketing & Business Development, approximately $1,400,000 on IT and AI Platform Development & Support, approximately $1,400,000 on customer support, approximately $5,600,000 on staffing, and approximately $4,200,000 for working capital.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.       DESCRIPTION OF BUSINESS

Lykuid, Inc. was formed in the State of Florida on 19 October 2017. The Company principal execution office is 1688 Meridian Ave, STE 700, Miami Beach, FL 33139.

Lykuid, Inc., is currently strategically operating its business operation via direct control and coordination from its principal place of business in the City of Miami Beach within the state of Florida by the Chief Executive Officer and Chief Technology Officer, Mr. David Maust, Chairman of the Board, Jack Riedel, the Chief Operations & Financial Officer, Mr. Christopher N. Persson, the Vice President of Sales and Marketing, Mark Shedd, and the Chief Information Officer, Mr. Bruce Carter.

Lykuid is primarily an artificial intelligence software provider that specializes in providing software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures.

Background

Lykuid, Inc., is a newly incorporated company in the state of Florida and is an independent artificial intelligence software provider. Using advanced algorithms and machine learning, the company’s B2B software maximizes revenue generation and revenue stability for online businesses that rely on the internet as their sole means of revenue generation. The Company provides software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. The software is built to learn from data as a means of providing what users want and then providing more of it.

There is a large pool of small to large sized software companies providing custom applications, and Lykuid, Inc.’s core business plan is to maintain partnerships with them. The Company will fill in a support gap as a support and monitoring system for revenue related applications. Target customers include the growth markets of cryptocurrency, video gaming, online advertising, SaaS and many others.

For all of our four initial markets, the platform Lykuid offers simply supports the process in which a buyer and a seller engage, from inception to completion, on the online nexus point that is the offering company’s website. As such, if Lykuid’s customer is a large, online retailer like Amazon, Lykuid’s software platform would be seeking, detecting and providing live real time information about whether or not the sales of each and every pair of shoes, cosmetics, lawnmower, or other product is being done without incident.

For the cryptocurrency marketplace, Lykuid’s platform works exactly the same way, it simply supports the process in which a buyer and a seller engage, from inception to completion, on the online nexus point that is the offering company’s website. Stated another way, the fact that a cryptocurrency trading site is trading (selling) tokens, or “coins” is fundamentally no different in relation to the functionality of our software platform, and the value to the cryptocurrency company than the functionality we offer an online retailer. That is: supporting the buy-sell process on the online company’s website.

Lykuid has chosen to add cryptocurrency as one of our target markets NOT because we are a cryptocurrency company, because Lykuid is NOT a cryptocurrency company, but because we see two business factors regarding the cryptocurrency ecosystem, that, if we are able to serve some of these firms, will likely translate to positive investor returns for our Lykuid shareholders. First, we see that many cryptocurrency trading firms have downtime challenges and that means they need the Lykuid platform to help them identify and prevent the problems that cause the downtime. Second, the cryptocurrency marketplace seems to be a growth market and, as such, the ability to serve that market well may provide long range positive customer acquisition success for Lykuid, and those customers will likely be profitable customers as well. Again, for emphasis, Lykuid is NOT a cryptocurrency company; we simply provide AI software that MAY help that market sector.

Massive growth in online revenue generation, combined with rapid growth in software complexity over recent years has presented an ever-increasing technical challenge: keeping the revenue flowing. Technical teams monitor and support these revenue applications, and related services and are under extreme pressure when problems arise. Current software monitoring solutions are very poor in the detection of, and/or prevention of catastrophic revenue-impacting failures. Some businesses can have partial failures that last days. Impact of such failures can result in refunds to clients and severe reputational damage.

Lykuid’s artificial intelligence software platform is an answer for firms that seek help in solving issues that can result in revenue losses and for firms that seek ways, and software systems that can help predict issues prior to the existence of said issues. Per the current knowledge of the Lykuid Board and concomitant executive team, as well as the indirect industry research our team has conducted, no current software solution, except Lykuid, uses the customers’ tech support team’s inputs and experience as a knowledge source for more effectively addressing future issues. By definition (of artificial intelligence), Lykuid’s artificial intelligence software captures users’ inputs and those inputs serve as the “ongoing knowledge base” for faster, more effective solutions as future issues arise. Lykuid’s software captures information from the application and related applications (those that are integrated with, or connected to Lykuid’s platform) and from user’s interactions and automatically (utilizing Lykuid algorithms as a catalyst) “becomes smarter” for the next event so tech teams don’t have to try to remember past problems and “keep everything in their heads.”

Lykuid’s knowledge base is architected for effective volition of the process to utilize the inputs from users as a catalyst to help create better issue resolution, in a faster way over time and incidence. As per this architecture, and with currently deployed examples as support, users from company X actually derive benefit from users in company Y. As such, Lykuid’s software increases in value daily, and ubiquitously for users that access and use the platform. Over time, the intelligence infused by thousands of users’ inputs has positive implications for Lykuid’s clients in terms of faster answers to problems and in terms of predictive warnings, or harbingers of impending issues soon to affect the custom software infrastructure upon which the customer firm runs their transactions. Lykuid’s goal is to have Lykuid’s clients enjoy faster solutions to problems and predictive warnings – put simply; this is the company’s mission and objective.

The effect of thousands of users’ inputs also makes Lykuid’s platform a possible barrier for any would-be competitor to surmount, because it is only from actual user interaction with the Lykuid platform that the “AI knowledge base” grows.

It is the opinion of the Lykuid executive team that this competitive barrier and deployment of AI software under the proprietary structure pursuant to our business plan, represents a success pattern of both Google and Facebook. Each of these firms use “likes, and dislikes” as a way to gain user feedback, (this is known as curation) to “teach” the algorithm(s) (within the software platform) and make the software platform smarter. This behavior is now widely accepted by our target market as well, so this behavioral pattern helps our product grow in value quickly due to the “accepted methods” that users have come to know, understand and embrace.

Due to recent technical advancements that now support it, artificial intelligence and machine learning is a leading growth area in the software industry. Notable research supporting this claim, made herein by Lykuid’s executive team follows. During a recent interview, the CEO of Microsoft, Satya Nadella, stated that AI software was one of Microsoft’s top three priorities over the next five years. Software industry leaders generally agree that most leading software firms have similar AI initiatives.

There are many businesses that offer support and monitoring for revenue related applications in our target market. Each simply suggests a possible problem, yet none (to the current knowledge of the Lykuid executive team) suggest a solution or solutions and none use prior problems as a reference to speed up time-to-problem-resolution. Each of these firms do, however, claim that they have predictive functions within their software, but that is (per the current knowledge of the Lykuid executive team) largely inaccurate.

Most revenue generating applications are custom applications, not standard ones. Support offerings for custom applications is a grossly underserved segment of the market now because of the complexity of these applications and because AI is required for effectiveness.  The biggest three companies in our market, each worth $800M to $2.5B all have created standard software systems that work from standard formats and none of these offerings utilize AI in any meaningful way. Since our focus is custom applications, partnerships with these three businesses, and others, has the potential to be successful because Lykuid fills a market gap that they do not. Most tech support teams use several support software systems simultaneously. Lykuid’s platform has been architected and written to fit well to be subsumed into that product mix because it is created so that it can be used without having to remove any other application or tool. It is Lykuid’s executive team’s intention that this enables faster sales cycles for Lykuid because an incumbent software vendor/provider never needs to be removed to add Lykuid.

Lykuid is headed by an experienced team led by Mr. David Maust who is the CEO and CTO. Lykuid’s team includes Jack Riedel as the Chairman of the Board, Mr. Christopher N. Persson as the COO & CFO, Mr. Bruce Carter as the CIO and Mr. Mark Shedd, as VP Sales and Marketing. This team is working together to establish Lykuid’s vision as a leading artificial intelligence software solution.

Sharing and Input Grows into Value

The effective use of artificial intelligence software today is a parallel development, or evolutionary track, many inputs, from many users creates the actual effectiveness and accuracy of the software for all future users. A good example of artificial intelligence can be found in Facebook. Facebook creates a feed (a stream of live data and information) of relevant “stories” based, almost entirely, on user sharing and user feedback, rather than a static data stream provided by the Facebook company or another “outside source of data.”

This success pattern matches Lykuid’s pattern. In our target market, IT teams collaborate constantly and it is during this sharing process that our software platform captures that information and becomes “smarter” and more effective for the next user, and the next, and so on.

Why Machine Learning is Used in Our Software Offering

Software that utilizes machine learning is software that can perform a task by learning from data, rather than being explicitly programmed in advance to perform that task. Machine learning has been used to teach software to do a variety of tasks, including voice and handwriting recognition, and autonomous driving of vehicles. Google and Facebook ask users for “likes” and “dislikes” directly and indirectly as their users utilize their software. This process “teaches” the machine learning software at Google, Amazon and Facebook more about what users want and then provide more of it - automatically. Lykuid’s platform works the same way. Each interaction our users have with our software makes our software more effective at solving problems related to revenue applications and the associated applications. As our user base grows, so does our software’s effectiveness at solving issues and serving up “suggestions” about causes, such as, “You may want to check X?.” or “Have you considered Y?”

In sum, “likes” are now a commonly accepted pattern of user behavior. Most users are open and willing to submit their “likes” as part of their experience. Lykuid’s customers provide their “likes” and “dislikes” with high frequency. This willingness to provide feedback is very common for IT personnel (devops teams) in our target markets because enthusiastic collaboration within their peer environment is important to their job effectiveness – it helps them contribute directly to measurable improvements in the future.

AI and Machine Learning are now at the Forefront of the Software Industry

Three factors have contributed to making it possible:

1.Cheap parallel computation: The invention of the graphics processing unit (GPU) has made true neural networks—defined as many processes working simultaneously—a reality.

2.Big Data: The availability of so much information allows algorithms to be “taught”.

3.Better Algorithms: Deep learning algorithms allow a neural net* to evaluate data in progressive layers or stacks, which allows millions of calculations in a short period of time. (*A neural net is a type of artificial intelligence that attempts to imitate the way a human brain works. Rather than using a digital model, in which all computations manipulate zeros and ones, a neural network works by creating connections between processing elements, the computer equivalent of neurons.)

About Lykuid Software

System monitoring generally faces three main challenges:

1.Alerting problems

2.Visualization problems

3.Lack of access to past information as a knowledgebase to solve future issues (i. e. No use of AI)

Lykuid addresses these three challenges and dynamically anticipates new threats and issues. Lykuid shifts the entire revenue support model from reactive to proactive.

Our Approach: The reactive to proactive model

Lykuid proactively prioritizes information and helps users see which alerts and visualizations are truly important.

Lykuid Prioritizes Alerts

Lykuid’s classification machine learning model, which learns from interaction with team members, gives teams the ability to prioritize alerts that are most meaningful. This pattern emulates the way Google has used machine learning to reduce SPAM in Gmail sorting of important and unimportant email, also known as priority inboxes.

Lykuid Prioritizes Visualizations

Visualizations provide a broader view of system infrastructure performance but there are now far too many screens to be useful without dozens of people studying them 24/7. Lykuid determines the importance of visualizations based on users’ past interactions and then prioritizes these to deliver only the most relevant ones to the team.

Lykuid Simplifies the Entire Body of Information into One View

Lykuid has condensed the entire body of alerts and visualizations into a single screen so that relevant information is pushed to users, rather than forcing them to hunt down information across dozens of sources. One page, one view, one aggregation...with just one look the teams can see everything easily, take action quickly and use past experiences for faster results.

Lykuid Curates User Inputs Using Advanced Machine Learning:

Predictions of upcoming issues and the ability to reduce similar errors is a key deliverable that makes Lykuid a valuable revenue applications monitoring platform. With time, the AI functionality within the Lykuid platform will become “smart enough” help keep many problems from happening.

The Timing for Our Market Launch Ideal

In the opinion of the Lykuid executive team, our market entrance timing is good:  System monitoring is becoming exceedingly difficult due to the growth of Big Data, and the increased complexity of today's hybrid IT environments.

The Challenge We Plan to Conquer

The challenge is to turn an ever-increasing mountain of data into usable information; usable meaning actionable by the devops, and tech teams that need to use it to make appropriate changes and improvements to the software infrastructure so that systems work more effectively and with fewer errors.

Companies that have tried this in the past, and failed, include SumoLogic, Elastic, and DataDog.

Companies that have done this successfully include Google and Facebook because they use massive collaborative filtering capabilities enabled by advanced machine learning algorithms. This works because without user feedback, it is impossible to determine the importance of custom user metrics. Specifically patterned after Facebook’s successful model, Lykuid applies the curation and user engagement tracking aspects of Facebook to the world of data metrics visualization. We have been able to achieve initial results.

Lykuid has several dozen users. Our user base is growing. Our first testimonial user is a Senior Software Architect and Co-Founder of a Software Development Company with 15 years of experience: “I’ve been building and leading software engineering teams for about 15 years now and have been responsible for the quality and reliability of the software my teams produce. Whenever an issue arises that significantly impacts the customer experience, it is critical to get information quickly and pinpoint the root cause. I’ve been using the Lykuid platform occasionally for a few months now and am very impressed with how it aggregates information across numerous systems and quickly reveals anomalies and how they correlate between different systems and metrics. This allows you to find the root cause much quicker and therefore mitigate issues more rapidly and reduce the impact on revenue. I look forward to watching the product evolve and using it more in the future.”

Industry Trends

Understanding the monitoring industry starts with understanding DevOps.  A recent article at dqindia.com titled “Decoding Devops” explained: DevOps - chances are you might have heard this term numerous times. Even market trend watchers consistently post this as the biggest trendsetter that will alter software development methodologies and will have an overall disruptive impact on enterprise IT. DevOps is clearly a disruption that will get entrenched in 2017 as IT services companies and software developers increasingly use this as the key differentiator to be relevant to business demands and to add value to client side IT organizations. DevOps is all about agility and continues delivery that gives a high degree of modularity to software development.

Pradeep Shilige, Executive Vice President, Digital Systems and Technology, Cognizant says, “DevOps may not be the panacea for all problems and it is certainly an important capability in addressing them effectively. By driving automation across the software delivery lifecycle, DevOps alleviates hand-offs and delivers the ability to quickly respond to feedback on demand. Further, by fostering a collaborative culture and necessitating skills enhancement across IT and operations staff, DevOps also helps build a more robust organization.” Experts also say that the software development world is rapidly moving towards development of next-generation products and services that are mass-personalized and deployed at massive scale. These systems are also typically always on, continuously adapted to changes and connect the physical and digital worlds. At the same time, these systems need to be delivered with shorter development cycles and higher programmer productivity while maintaining the quality of the offering. The escalation of DevOps as a software development hygiene practice is all set to alter the way IT is being developed and delivered.

Industry Predictions

From “Three DevOps Predictions for 2017” by CA Technologies:  Continuous Testing, Security of Code, and Metrics pegged as hottest trends for DevOps this year. (Lykuid DID NOT commission CA Technologies for this information.)

Interestingly, the key trends surrounding DevOps this year are not specifically about development or operations, but will instead be on testing, security, and metrics.

“As organizations race to deliver innovations to market, they will find that ensuring the quality, security and performance of their applications are just as important as speed. DevOps plays a pivotal role in making sure these happen as businesses put software at the core of their DNA to survive and thrive in today’s application economy,” said Richard Gerdis, Vice President, DevOps, Asia Pacific & Japan, CA Technologies.

Here are the three hottest DevOps trends as predicted by CA:

1.Continuous testing to become a topic of interest: Rapidly promoting new code into production fuels the need for speed, but this can also be a fast track to digital failure. An accelerated pace of development puts pressure on the testing function, relegating it to a single phase within the software development lifecycle (SDLC). This is insufficient as customer expectations of digital experiences tend to escalate over time, rendering existing code not good enough.

The only way to produce good, quality code is to test it rigorously, and more importantly, to test it throughout the DevOps lifecycle. Testing can no longer be the job of quality assurance (QA) engineers alone, developers need to be able to test code and make the test results also available to operations.

2.Development, security, and operations will unify to become DevSecOps

Security is likely to continue being an important topic this year, given the growing intensity and sophistication of cyber threats. In addition to speed and quality, good code also needs to protect users against cyber-malice, and organisations from negative publicity and reputational damage.

For code to be safe, it must be deployed within a solid security architecture. Security validation should be viewed as a special case of testing, as the requirements of security-related code testing are unique and dynamic, as well as involve experts and constituencies not usually included in the DevOps process.

3.Increasing focus on DevOps metrics

Until recently, very few organisations have paid attention to DevOps metrics. After all, it can be tough to get basic DevOps processes, tools and culture in place. However, it is difficult to improve what cannot be measured, which is why the adoption and standardization of DevOps success metrics are likely to gain ground this year.

Metrics, both collective and individual, can improve digital practices in many ways. Collective metrics can discover bottlenecks in processes and optimize resource allocation. Individual metrics can pinpoint coaching needs and replicate good performance. With this variety of benefits, it is highly plausible that the industry will concur on a common set of metrics this year.

Gartner

Trend No. 1: AI & Advanced Machine Learning

AI and machine learning (ML), which include technologies such as deep learning, neural networks and natural-language processing, can also encompass more advanced systems that understand, learn, predict, adapt and potentially operate autonomously. Systems can learn and change future behavior, leading to the creation of more intelligent devices and programs.  The combination of extensive parallel processing power, advanced algorithms and massive data sets to feed the algorithms has unleashed this new era.

https://www.gartner.com/smarterwithgartner/gartners-top-10-technology-trends-2017/

Gartner

“The 2017 Gartner predictions for AI explore how it will evolve in the enterprise and change industries.”

“By 2020, 20% of companies will dedicate workers to monitor and guide neural networks”

**Lykuid 1.1 will start using neural nets

“By 2019, startups will overtake Amazon, Google, IBM and Microsoft in driving the AI economy with disruptive business solutions.”

…. “CIOs must aid in combining human thinking and machine analysis…”

https://www.gartner.com/smarterwithgartner/the-disruptive-power-of-artificial-intelligence/

Accenture

“Despite skepticism of AI as just another technology buzzword, its momentum is very real. 85% of executives we surveyed report they will invest extensively in AI-related technologies over the next three years.”

“This means thinking of AI as more than just a technological tool, and giving it the priority and investment that matches the role it’s about to take over within organizations – the face of the brand. “

https://www.accenture.com/t20171005T065813Z__w__/us-en/_acnmedia/Accenture/next-gen-4/tech-vision-2017/pdf/Accenture-TV17-Trend-1.pdfla=en?la=en

VentureBeat

“Enterprises should take advantage by aligning their cloud and technology stacks with providers who are leaders in AI. The gap between the AI haves and have-nots will continue to widen, so picking the right technology providers is critical. For example, a non-AI powered CRM system might allow your sales team to find prospective customers based on the last time they were contacted, helping sales reps search for potentially fruitful leads. But an AI-powered CRM system, in contrast, could proactively feed leads to sales reps in real time using algorithms designed to maximize the likelihood of a sale, based on breaking information about the customer, their company, and the sales rep herself. Choosing the right CRM vendor in this case could have a direct and significant impact on revenue.”

https://venturebeat.com/2017/07/15/how-a-new-wave-of-machine-learning-will-impact-todays-enterprise/

APMDigest

“Big data continues to be the fastest-growing segment of the information management software market. New findings released by Ovum estimate that the big data market will grow from $1.7bn in 2016 to $9.4bn by 2020, comprising 10% of the overall market for information management tooling.”\“... Machine learning is placing a stress on enterprises to make data science a team sport; a big area for growth in 2017 will be solutions that spur collaboration”

http://www.apmdigest.com/big-data-trends-to-watch-in-2017

Nasdaq Globe News Wire

According to the report, the global predictive analytics market was valued at approximately USD 3.49 billion in 2016 and is expected to reach approximately USD 10.95 billion by 2022, growing at a CAGR of around 21% between 2016 and 2022.

https://globenewswire.com/news-release/2017/01/12/905404/0/en/Global-Predictive-Analytics-Market-expected-to-reach-USD-10-95-Billion-by-2022-Zion-Market-Research.html

Information Age

“Gartner predicts by 2020, predictive and prescriptive analytics will attract 40% of enterprises’ net new investment in business intelligence and analytics.”

http://www.information-age.com/predictive-analytics-frontier-business-intelligence-123466113/

 Forbes

A Narrative Science survey found last year that 38% of enterprises are already using AI, growing to 62% by 2018. Forrester Research predicted a greater than 300% increase in investment in artificial intelligence in 2017 compared with 2016. IDC estimated that the AI market will grow from $8 billion in 2016 to more than $47 billion in 2020.

**Look at “Machine learning platforms” on the following chart. Light blue line one top.

Light blue line one top.

FORRESTER® RESEARCH

TechRadar™: Artificial Intelligence Technologies, Q1 '17

TechRadar™: Artificial Intelligence Technologies, Q1 2017

Trajectory:
Significant success
Moderate success
Minimal success
Time to reach next phase:
<1 year
1 to 3 years
3 to 5 years
5 to 10 years
>10 years
Business value-add, adjusted for uncertainty
High
Medium
Low
Negative
Decision management
AI-optimized hardware
Machine learning platforms
Virtual agents
Swarm intelligence
Speech recognition
Text analytics and NLP
Robotic process automation
Image and video analysis
Natural language generation
Biometrics
Semantic technology
Deep learning platforms
Creation
Survival
Growth
Equilibrium
Decline
Ecosystem phase

129161

Source: Forrester Research, Inc. Unauthorized reproduction, citation, or distribution prohibited.

https://www.forbes.com/sites/gilpress/2017/01/23/top-10-hot-artificial-intelligence-ai-technologies/#242f30419287

 Forbes

“According to Salesforce’s 2016 Connected Customer report, by 2020, 57% of business buyers will depend on companies to anticipate their needs”

https://www.forbes.com/sites/bernardmarr/2017/11/03/why-ai-machine-learning-and-big-data-really-matter-to-b2b-companies/#20fa8c361f2a

Global Industry Analysts

“The global market for Predictive Analytics is projected to reach US$3.6 billion by 2020, driven by the growing need to replace uncertainty in business forecasting with probability and the increasing popularity of prediction as a key towards improved decision making.”

The Global Predictive Analytics Market
Trends, Drivers & Projections

October 2015

Where is Predictive Analytics Going?

2020
Market projected to reach US$3.6 billion by 2020
USA
The Largest Market

Growth Projections in Key Application Areas

Marketing & Sales CAGR to top 11.1% through 2020)
Financial & Risk Management
Distribution & CRM

Top Three High Growth Markets

Canada
Latin America
Asia-Pacific (CAGR to top 12.6% through 2020)

Projected 42% Spurt in Business Intelligence Spending Sets the Tone for Growth

Global Market for Business Intelligence (BI) (In US$ Billion)

16.3
2015
19.1
2017
23.3
2019

Market Trends

Need to Turn Big Data into Smart Data
Demand for Tools to Replace Uncertainty with Probability
Need for "Pervasive Intelligence" in the IoT Ecosystem
Popularity of Predictive Analytics in the Cloud
Evolution from Business Intelligence to Predictive Intelligence

Key Players

IBM
Dell Inc.
Oracle
SAP SE
Microsoft
TIBCO Software Inc.
Teradata Corporation

Global Industry Analysts, Inc. 6150 Hellyer Ave., San Jose, CA 95138, USA, Phone:408-528-9966. All Rights Reserved

http://www.strategyr.com/MarketResearch/Predictive_Analytics_Market_Trends.asp

 SBWire
“Impact of Key Factors on the Growth of Global Internet of Things (IoT) Analytics Market During 2017 to 2025”

“The global IoT analytics market is witnessing growth owing to the factors such as growing requirement of advanced analytics and automation tools for businesses”

http://www.sbwire.com/press-releases/impact-of-key-factors-on-the-growth-of-global-internet-of-things-iot-analytics-market-during-2017-to-2025-895695.htm

Customer Analysis

Our target customers consist of growing firms that address large customer markets such as cryptocurrency, video gaming, online advertising, SaaS, including:

Companies currently using related monitoring products

Firms developing an in-house application, or consumer-facing apps

Firms with activities in many different verticals

IT teams using Container, Docker, Kubernetes

Companies conducting app-based eCommerce

Any aps with many pieces

This would include virtually every software company in the San Francisco/Silicon Valley area.

Targets will consist primarily of technology companies that maintain one or more high scale web applications. High-scale web applications create the customer's need, as it is readily apparent to users and customers if applications are down or underperforming. This makes proactive monitoring essential.

Operations groups that deal with high-scale web applications are generally well organized, using tools such as Ganglia, Splunk, PagerDuty, and New Relic to manage their software infrastructure. Lykuid will work with these providers to integrate our product.

This is particularly attractive to Lykuid because:

The target market includes largely homogenous users

Public SaaS is outward facing, and the company is focused on rapid innovation

These users are very likely to provide feedback, which will give us an additional advantage in the market due to the uplift in IP value from the curation process

These organizations still face the ongoing challenge to provide top-quality, uninterrupted service. We are targeting the premium end of the market, which includes those industry-leading companies that:

Are performing well financially

Continually seek best practices

Are receptive to new ideas

Are utilizing (or considering) monitoring but still have weaknesses

Have a significant number of hosts that is overwhelming their operations teams

Follow On Market

We have designed our solution to plug into Datadog initially (meaning that the Lykuid platform has a software integration with the Datadog software, also known as an application programming interface (API) connection between the two.) Lykuid’s team plans to have additional integrations with other firms as well, including CloudWatch, Elastic’s LogStash and Beats.  Our customers can include literally any organization with any public facing application, and we can partner with all of the successful monitoring firms such as Datadog and Splunk.

Verticals that will be targeted in the future include advertising and large scale SaaS providers. A sample of specific potential target customers include; Scopely, OpenX, Gaikai, BlueCava, and Rubicon.

Competitive Analysis

In the opinion of the Lykuid executive team, currently, there is no other offering that is in direct competition with our product.  There are some “superficial” competitors that are active in the monitoring field but in categories outside our solution.  This lack of competitors is primarily due to the relative newness of two facets of machine learning: Deep learning and collaborative filtering.

Monitoring Ecosystem

There are two basic categories of monitoring, display and search:

1. Simple Metrics Displays (Directories of charts):

DataDog

Metric-focused basic anomaly detection

Ganglia

Cacti

Zenoss

Zabbix

New Relic

Complimentary APM tool

Wavefront

Metric focused, but targeting very large enterprises

These firms use what is called an “unsupervised approach” to find outliers or anomalies within the system, as they do not collect user feedback data.

Datadog is our most likely partner, not likely a competitor due to the focus on standard formatting:

Privately held, recently raised $94M in Series B

Provides basic anomaly detection

Has no machine learning, no “true” intelligence

Utilizes too many screens.

2. Search / Google for Logs:

Splunk

The “Google of Logs”

Elastic

Unfriendly, lacks collaboration within the platform

SumoLogic

Hybrid log and metric

In the opinion of the Lykuid executive team, none of the companies in this second category can be considered as truly proactive.

One notable competitor is LOGZ, which is built upon (and limited by) the Kabana platform.  They have recently raised $7M.

Rather than competing with these companies, our software complements all of them. We have the same objectives as all players in the monitoring market, and our use of machine learning to curate data is of additional, immediate value to all firms in this field.

Since no one organization has the exact same metrics as another, gathering data from multiple clients allows us to learn across organizations, so the more organizations that use Lykuid, the more effective our software becomes.

Our Supervised Approach

Lykuid uses a “supervised” approach. This is defined by the fact that we have labels of user feedback that no other organization does. We get this input by designing our user interface (UI) to elicit user feedback through a Facebook-like interface, and then record these user interactions.

Marketing & Partnering Plan

We plan to serve a growing group of companies that still faces challenges maintaining their revenue applications effectively.

We are in an incredibly large market.  The monitoring market alone approaches $12B, and virtually every player in that space is a potential partner.

Pilot Customers are Key

While operating now in stealth mode, Lykuid’s platform is gathering the necessary data set from user experiences and user feedback directly from personal interviews.  We recognize the importance of our initial customers who are providing this data, which in turn allows us to obtain feedback.  The more data we gather, the more mature the product becomes. This means creating a further barrier to would-be competitors.

Our alliance development team will build partnerships with firms who have both a need for our software platform as well as an extensive customer base.  Potential early partners include:

Groundwork

Splunk

Later partners will potentially include:

Sentry

Digital Ocean

AWS

Heroku

OpenShift

Docker / CoreOS / Kubernetes

Python Django, Flask

Data Dog

Partnering will serve as our initial method of marketing and will assist Lykuid with technical integration with these partners. We will show these firms what they will gain by integrating our product with theirs, and that opening the door to their customer base will:

Improve their product offering

Lead to additional revenue

Enhance their customer retention.

Operations Plan

Our operations plan requires that we:

Build an outstanding team

Further design a user interface that is exceptionally visually appealing

Execute quickly

Gather a large informational database (database of user feedback) to create a barrier against the competition

Provide excellent support and response to test participants and customers

Develop an attractive pricing strategy

By gathering data from these and similar companies, we will gain a marketplace advantage. The following will serve to protect our position:

Our offering is 100% SaaS (Software as a Service)

We’ll benefit from how the “network effect” inhibits competitors. Stated differently, “As our user base grows, so does our software’s “knowledgebase” making it MORE valuable to the next user, more accurate, and more able to help tech teams solve problems faster. Over time, the network of user grows so large that, and the Lykuid platform becomes so accurate that, would be competitors realize that the time, and user feedback they might seek to truly, and effectively compete cannot be surmounted. As a result, would be competitors’ concede, and Lykuid advances further in the marketplace.”

Financial Plan

For early customers, Lykuid will focus on the lower cost per host (input device, or input software API) pricing model with a limit on the metric count per host (or total data amount as processes by our software platform.) As the customer decides to move more application metrics into Lykuid, they will be pressed into the higher data usage per metric pricing model ( which will ask them to pay additional fees as the amount of data managed by the Lykuid platform rises.) This market of higher metric volumes is currently dominated by Elastic and Splunk, and has driven Splunk’s value to $7B+.

Our revenue projections is supported by three(3) supportive ideas:

1.The industry knowledge of the executive team collectively and the combined experiences of the group which includes over 100+ years of experience collectively.

2.Rough patterns of revenue growth by a cursory overview of the leading monitoring firms within the lexicon of firms we have reviewed across our market an across tangential markets. The closest comparative is that of New Relic, a publicly traded firm, now worth roughly $2.5B market cap. Revenues shown below are for just one year. In the opinion of the Lykuid executive team, these numbers and conservative and lower than that of what was achieved by new Relic as cited by the annual reports that New Relic has provided the public.

3.A starting point for an annual revenue capture amount ahs been estimated, in the opinion of the Lykuid executive team. This revenue amount, as evidenced by a corollary firm, Elastic Cloud, shows that, for small customers of ours, a gross revenue capture of approximately $7,000  per year is likely.

In the opinion of the Lykuid executive team, we assume the beginning of our user growth to be approximately exponential, and then taper off as we approach the market capacity following a logistic growth curve in 4-6 years. We estimate this path due to the similar patterning of other like firms over the last 12-15 years.

For estimating the curve, we can use actual run rate data from New Relic (NEWR), data for 2015 Q1 - 2017 Q1. In the opinion of the Lykuid executive team, New Relic is best example for a company that serves our target market; therefore we use their data to estimate number of customers in the late stages of our growth.

Elastic is a good example of pricing for our early customers. We can use their pricing estimator to estimate the revenue for our early customers. In later years we use New Relic’s revenue per customer number as a baseline of what we are able to charge larger customers.

The following are gross revenue targets:

Year	Number of customers	Revenue per customer	Revenue	Y/Y Change
1	368	$7,000.00	$2,578,278.99	Unknown

New Relic Notes ( Public Company information used herein ):

APM (application side)

But selling to same customers

In the opinion of the Lykuid executive team, our service is more valuable than thiers is

Public quarterly data for 2 years available (“ultimate” # of customers is very good indicator)

Their number of customers is increasing at a decreasing rate indicating approach to market saturation

In the opinion of the Lykuid executive team, we used a mathematical model going back to company start

Use of Proceeds

If we sell all of the shares being offered, our net proceeds will be approximately $35,000,000. We will use these net proceeds for:

Software development and support, consisting of the continued development and rollout of our first phase of our operating platform.

IT infrastructure and proprietary software platform, consisting of cloud based, integrated systems to support our users. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

General office expenses consisting of rent, office supplies and computer and other equipment; and

Working capital and other general corporate purposes.

Lykuid is allocating its net proceeds accordingly: 28% for Marketing and Business Development, 8% for IT and AI Platform Development and Support, 8% for Customer Support, 32% for Staffing, and 24% for Working Capital.

7.      DESCRIPTION OF PROPERTY

The Company’s head office and principal place of business is situated at 1688 Meridian Ave, STE 700, Miami Beach, FL 33139. The company is leasing an office space.

8.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Lykuid, Inc. was formed in the State of Florida on 19 October 2017. The Company principal execution office is 1688 Meridian Ave, STE 700, Miami Beach, FL 33139.

Lykuid, Inc., is currently strategically operating its business operations via direct control and coordination from its principal place of business in the state of Florida by the CEO & CTO, Mr. David Maust, the Chairman of the Board, Jack Riedel, the Chief Operations & Financial Officer, Mr. Christopher N. Persson, the Vice President Marketing and Sales, Mark Shedd, and Chief Information Officer, Mr. Bruce Carter.

Lykuid, Inc., is a market superior artificial intelligence software provider. Using advanced algorithms and machine learning, the company’s B2B software maximizes revenue generation and revenue stability for online businesses that rely on the internet as their sole means of revenue generation. The Company provides software monitoring solutions that detect and/or prevent catastrophic revenue-impacting failures. The software is built to learn from data as a means of providing what users want and then providing more of it.

Since inception, the Company has no operations, consisting primarily of planning the development of our power plant in order to begin operations as soon as we receive proper financing. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of October 19, 2017, we have not generated any revenues and incurred expenses of $25,000. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through October 31, 2017 was $25,000. Our accumulated deficit at October 31, 2017 was $25,000.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of October 19, 2017, the Company had $0 in cash and total liabilities of $0. As of October 19, 2017, the Company has incurred total expenses since inception of $25,000 related entirely to fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $35,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our initial operation.

Upon the qualification of the Form 1-A, the Company plans to pursue its strategies. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's objective of its plan will be adversely affected and the Company may not be able to pursue such plans if it is unable to finance such operations. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk financing. At such time these funds are required, management would evaluate the terms of such financing. If the Company cannot raise additional proceeds via a private placement of its equity, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of October 19, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to engage in a variety of milestones, mostly related to marketing, sales, technical development, further advancement of our artificial intelligence platform and hiring of key employees. To achieve these milestones Lykuid’s executive team has estimated spending to be $400K, $600K, $900K and $1M for each quarter respectively. (Please see the chart of milestones and quarterly spending below.)

The following is a review of the milestones per quarter.

Q1: The milestones during our first quarter of operations will be to verify our industry strategy; finish perfecting our version 0.9 product attributes and hire three new employees for the effort.

Additional achievements will be to get a first paying customer, to target industry accounts, provide continued beta support, finish creating marketing assets, and do our  first public announcement

Q2: The milestones during our second quarter of operations will be to confirm our commercial offering, finish perfecting our version 1.0 product attributes, our “general availability” (GA) release, and hire three new employees for the effort.

Additional achievements will be to expand targeted accounts, convert our beta users to paying customers, and to finalize/implement our GTM marketing & sales infrastructure.

Q3: The milestones during our third quarter of operations will be to scale our commercial solution, perfect our product version 1.1 , and hire 6 new employees.

Additional achievements will be to advance our commercial offering, begin to automate customer engagement/sales process, and drive new leads driven using marketing automation.

Q4: The milestones during our fourth quarter of operations will be to expand to adjacent markets, finish product version 1.2  and hire 6 new employees.

Additional achievements will be to scale our customer base, leverage product/customer knowledge into adjacent industries, and build marketing presence in new industries.

The sources of funds for the above operations is the Reg A+ capital raise that will commence after SEC approval has been completed.

It is the opinion of the Board of Directors, and the executive team that our initial raise process post approval from the SEC will capture investor funds in excess of $5,000,000.00 over the 4 months thereafter. From the proforma shown herein, our spending is estimated to be $2,900,000.00. Therefore, in our opinion, the need to raise additional funds is unnecessary in the immediate 6 months following the raise.

Lykuid Q1-Q4 2018 Quarterly Operational Milestones

Total Corporate Spend by Quarter
1.2
1
0.8
0.6
0.4
0.2
0
$400K
$600K
$900K
$1.0M
Q1
Q2
Q3
Q4

Verify Lead Industry Strategy
- **Product Version: 0.9**
- **New Employees: 3**

Activities
- First paying customer
- Targeted industry accounts
- Continued beta support
- Marketing assets created
- First public announcement

Confirm Commercial Offering
- **Product Version: 1.0**
- **New Employees: 4**

Activities
- Expand targeted accounts
- Convert beta users to paying customers
- Finalize/implement GTM marketing & sales infrastructure

Scale Commercial Solution
- **Product Version: 1.1**
- **New Employees: 6**

Activities
- Commercial offering
- Automated customer engagement/sales process
- Leads driven using marketing automation

Expand to Adjacent Markets
- **Product Version: 1.2**
- **New Employees: 6**

Activities
- Scale customer base
- Leverage product/customer knowledge into adjacent industries
- Build marketing presence in new industries

9.      DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Lykuid has assembled an experienced management team including experts and executives in our industry. David Maust is the Founder, CEO & CTO of Lykuid, Inc., an innovative software expert; Jack Riedel, the Chairman of the Board; Mr. Christopher N. Persson, the Chief of Operations and Financial Officer; Mark Shedd, VP Marketing and Sales; and Mr. Bruce Carter, Chief Information Officer.

The core management team includes experts and executives in our industry and professionals with decades of experience in the technology industry. Mr. David Maust is the Chief Executive Officer (“CEO”) and Chief Technical Officer (“CTO”), Mr. Christopher N. Persson is the Chief Operations Officer (“COO”) and Chief Financial Officer (“CFO”), Mr. Bruce Carter is the Chief Information Officer (“CIO”) and Mark Shedd, VP Marketing and Sales (“VP”).

Lykuid’s principal place of business is in the City of Miami Beach and the state of Florida and is under direct control and coordination of CEO & CTO, Mr. David Maust; Chairman, Mr. Jack Riedel; COO & CFO, Mr. Christopher N. Persson; CIO, Mr. Bruce Carter (Chief Information Officer) and Mark Shedd, VP Marketing and Sales.

The table below lists Lykuid’s directors and executive officers, their ages as of October 19, 2017, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Executive Officers and Directors

David Maust	Chief Executive Officer and Chief Technology Officer, Director	34	October, 2017
Jack Riedel	Chairman of the Board, Director	54	October, 2017
Dr. David Richardson Christopher N. Persson	Director Chief Operating Officer and Chief Financial Officer	54 55	October, 2017
Bruce Carter	Chief Information Officer	55	October, 2017
Mark Shedd	Vice President, Marketing and Sales	55	October, 2017

Executive Officers and Directors

Jack Riedel - Executive Chairman of the Board

Jack spent the last five years as an investor and as a Co-Founder of Lykuid with nearly three years of work at Lykuid in an unpaid capacity to germinate, develop and launch the company concept, and IP ideas with David Maust, the CEO of Lykuid. Prior to this last five year period, Jack was the largest investor in and Founder, Chairman and CEO of Tall Umbrella, Inc. which provided a complete, turnkey Wi-Fi mobility system offering for small healthcare firms so that doctors and nurses could share secure patient information faster and more efficiently. Prior to that period, Jack served as Founding CEO of a CRM software company called Clientelligence (then called Client Dynamics) for three and a half years; the company was successfully sold to Dow Jones and the technology became the genesis of the Dow Jones wealth manager. Prior to that period, Jack served in four other early stage companies, as a key executive and large stakeholder. In total, four of the six firms Jack helped start achieved profitable returns for their investor constituents.

Jack Riedel serves as Executive Chairman of Lykuid, Inc. Mr. Riedel serves as an advisor to a number of venture capital firms and analyst groups in the U.S. and abroad. He started his career at Wang Laboratories as a top sales representative. His 25-year career in Silicon Valley is highlighted by 6 senior executive roles at early-stage, venture-backed, B2B enterprise software ventures. In Chief Executive Officer and Vice President level roles, he has consistently delivered against equity growth benchmarks for investors, and has guided these firms from inception to multi-millions in revenues. His successful execution of milestones is distinguished by the development of teams that find and serve the largest of flagship customers; Compaq, 3COM, Merrill Lynch, HP, SAIC, Palm, EDS, IBM, Sun Microsystems, Data General, TRW, Blue Cross, British Petroleum and Pacific Bell, and many others. Mr. Riedel completed his Marketing degree with Mechanical Engineering emphasis from Michigan State University.

David Maust - Chief Executive Officer and Chief Technology Officer, Director

David spent the last five years as a software development and data science consultant for Cie Games and then for Nativo. Cie Games is an online video gaming provider and Nativo is an online digital advertising company, both located in Orange County California. In addition, David served in the devops teams. Devops is defined as the technical engineering team that creates and supports the software infrastructure that the company uses to make their website transactions occur. David served in this capacity at both firms, and in support of the devops teams at both firms as well. From this direct experience with, and for, devops, the vision of the LYKD platform was formed. David worked closely with another Co-Founder of Lykuid, Jack Riedel, to form, codify and develop the company concept and IP ideas for nearly the last 3 years. Prior to this last five year period, David served as CTO at a company called Tall Umbrella, Inc. which provided a complete, turnkey Wi-Fi mobility system offering for small healthcare firms so that doctors and nurses could share secure patient information faster and more efficiently. David helped create the unique, intellectual property that powered the Tall Umbrella mobility systems. Prior to that, David worked at NASA’s, Jet Propulsion Laboratory in Pasadena, California.

Mr. Maust comes to our team from NASA's Jet Propulsion Laboratory, where his expert skills of project management, innovation, software and telecommunications systems were honed to world-class levels.

At JPL, he conducted or served as a primary contributor in many projects including the WebTFP, which was an effort to make a web interface for a JPL tool known as the "Telecommunications Forecaster Predictor." Mr. Maust generalized the work in WebTFP to allow other Matlab applications to be accessible on the web within the same framework. Included in these are the Telecommunications Orbital Analysis Simulation Tool (TOAST), and Mars Relay Network Planning Tool (MRNPT); he also integrated this tool for orbital trajectory integration. Also at JPL he worked on several projects within Project Constellation. With the Space Communications and Networking (SCaN) group and the Distributed Space Exploration Simulation (DSES) project, Mr. Maust worked to get JPL onto the distributed simulation network and get JPL's Qualnet link analysis tool accessible from the other centers through HLA. Mr. Maust also assisted the Protocol Test Lab (PTL) and Distributed Simulation Integration Lab (DSIL) in observing and recording activity on the distributed simulation network.

David has also been a speaker at numerous UNIX and Linux user group events. At the UNIX Users Association of Southern California (UUASC), he was invited to talk on a mail transfer agent, Postfix, Subversion, (a version control system) and then later on SpamAssassin.

Mr. Maust is an expert or fully proficient in numerous programming languages including, C, C++, UNIX, Linux systems, Java, PERL, LISP, Python, Fortran, PHP, C#, and VB.NET, and has served as President of the local chapter of the Association for Computing Machinery (ACM). Mr. Maust has been ranked in the top 100 out of more than 440,000 data scientists on Kaggle.com.  He is a top graduate of Cal State Fullerton in Computer Science and Mathematics.

Dr. David S. Richardson  – Director

Dr. Richardson has been running his own successful cosmetic dental practice in Norwich, Connecticut over the last five years and for many years prior. He is an investor in numerous businesses and contributor to charities.

Dr. Richardson is a successful cosmetic dentist in Connecticut. He has built and created a number of successful enterprises and is an investor and advisor to successful entrepreneurs. Dr. Richardson participates and contributes to a number of charitable local community groups and has earned long-standing respect for his efforts from these groups and as a leading professional in his field.

Christopher N. Persson – Chief Operations Officer

Through much of the last five years, Chris owned and operated a highly regarded publishing and business consulting firm called Connecticut HR Reports, whose publications were successfully licensed in all fifty states for more than twenty-five years. A successful entrepreneur, he has served as an advisor to hundreds of organizations in his career and is experienced in many aspects of business development ranging from startup, technology, finance (Series 6 and Series 3), communications, workforce strategy, project management and projections. Chris is lifetime certified as a Senior Professional in Human Resources (SPHR) by the Society for Human Resource Management.

Mr. Persson owned and operated a highly regarded publishing and business consulting firm called Connecticut HR Reports, whose publications were successfully licensed in all 50 states for more than twenty-five years. A successful entrepreneur, he has served as an advisor to hundreds of organizations in his career.

Mr. Persson has a long history in guiding business owners and executives, and is experienced in many aspects of business development ranging from startup, technology, finance (Series 6 and Series 3), communications, workforce strategy, and project management & projections.

He is lifetime certified as a Senior Professional in Human Resources (SPHR) by the Society for Human Resource Management, and holds a B.S. in Computer Information Systems from Bentley University, a M.S. in Industrial Relations from the University of New Haven, and is a graduate fellow of UNH.

Bruce Carter – Chief Information Officer

Bruce spent the last five years running his own consulting firm called Wayne Enterprises, LLC. Bruce has provided advanced software installation and management services to leading companies in Southern California. Some independent software contractors were added to his team, but Bruce provided the thought leadership and most of the software services. The following is a list of four notable companies that were served by Bruce during the last five years:

Funai Corporation in Torrance CA., a four billion dollar company TV manufacturer with global touch points. Bruce performed an ERP conversion to Dynamics AX with new ScanWorx WMS and TMS, along with various other vendor applications. Bruce had to coordinate activities with two other Funai companies in the US as well as a custom returns management process with 14 direct reports.

Barbaras Development; Barbaras Development owns nine companies, but Bruce primarily worked for Directex with a Sologlobe Warehouse Management Recovery and Dynamics NAV ERP upgrade on a failed implementation and Directsource for configuring NAV for use in China and set up special language translation as well as warehouse management functions in China for five weeks. Bruce had three direct reports.

Hannibal Industries - Global Manufacturer. Bruce did an ERP Conversion and custom ScanWork WMS implementation as well as TMS at the end. Bruce had five direct reports.

Ingomar. Ingomar is a leading food processing giant in California. Bruce did a network recovery job for Ingomar as well as application repairs and used his ITIL knowledge to create their IT SOP's and policies for moving forward. Ingomar processes 800,000,000 lbs. of tomatoes in 100 days and it was critical to keep them up and running 7x24. Bruce had 4 direct reports.

Prior to these last five years, Bruce spent four years at MCI and four years at IBM in his past. He was a technology lead and creator of advanced technologies at these firms. He also implemented the entire IT SOX compliance systems and strategy for Obagi Medical of Long Beach California, so he has a strong understanding of the SOX requirements and knows how to adhere to each. Mr. Carter has his C.N.E., M.C.P., M.C.S.E., Unix and ITIL V3 Certifications. He has received numerous industry awards including Circle of Excellence and Next Generation, and most notably the Smithsonian Award for Technology Excellence in Education.

Mr. Carter has over 25 years of experience in the design, development, and implementation of corporate-wide, computer-based, voice, video and data systems. As a senior information technology executive, his extensive experience spans Fortune 100 world-class enterprises, and entrepreneurial ventures alike. An industry leader, Mr. Carter has consistently achieved and exceeded the financial and technical goals of large scale IT infrastructure initiatives, from design inception to final completion.

Quick thinking and tenacious, he possesses an exceptional ability for identifying and assimilating new technologies-bringing each to bear for the maximum, practical efficacy of his customers and constituents. Mr. Carter is also a thought leader in e-business, client server enterprise systems, and standard business automation applications in Novell, Unix/Linux and Microsoft Windows environments with a proven, team-building reputation with IBM, MCI, Toshiba and many others. He is a graduate from Illinois Wesleyan University with a B.S. in Business Administration and has taken Graduate studies at the University of Colorado, Colorado Springs. Mr. Carter has his C.N.E., M.C.P., M.C.S.E., Unix and ITIL V3 Certifications. He has received numerous industry awards including Circle of Excellence and Next Generation, and most notably the Smithsonian Award for Technology Excellence in Education.

Mark Shedd –Vice President, Marketing and Sales

Mark spent the last five years at Qualcomm as the Director of Integrated Product Marketing where he helped launch a new technology suite, Snapdragon, from inception to a leading technology against aggressive global competitors. Mark wrote the ‘marketing best practices’ documentation for Qualcomm and the company adopted these processes worldwide.  Mark helped lead the direction of many new technology initiatives such as artificial intelligence and machine learning for Qualcomm. Prior to this role, Mark served in product planning for Microsoft for over two years and prior to that, Mark also held a 13 year role as the Director of Global Business Development at Nortel.

Mark brings over 20 years of combined B2B / B2C marketing and management experience in hardware, software, and internet services.  As lead for Snapdragon integrated marketing, Mark helped build and scale Snapdragon premium smartphone processors, firmly establishing Snapdragon as an internationally recognized technology ingredient brand and industry leader.  At Microsoft, Mark led product planning for Windows Mobile and Windows Phone managing the transition between the two mobile operating systems with global phone manufacturers.  Prior to that, Mark held a number of significant roles with RealNetworks, Kyocera Wireless, and Nortel Networks.  His experience includes two international assignments in Paris, France and Tokyo, Japan, where he helped build and develop the product marketing infrastructure needed for Nortel to win a majority share of the global 3G infrastructure networks in Europe, Africa, and Asia.

Mark holds an MBA from the Fuqua School of Business at Duke University, and a BS in business and finance, from the University of Southern Maine.

He is also an avid instrument-rated pilot, mountain bicycle enthusiast, and was an avid whitewater kayaker while in the Pacific Northwest.  His favorite charities and volunteer work include LA’s Food Forward, Law Rocks LA, LACMA, and The Getty Museum.

Advisory Board

David Wu

Mr. Wu was the founding member and President of Mirror Image Internet Inc., a network and content distribution company where he was instrumental in developing and executing a business strategy that attracted over $700 million in venture investments. Mr. Wu attained liquidity for Mirror Image's investors with a peak valuation of $4.5 billion. Prior to Mirror Image, he was Director and subsequently VP of Marketing for VideoGuide, Inc., and was a Product Marketing Manager for Intel (NYSE:INTC). Mr. Wu earned an MBA from Harvard in 1992, an M.S.E.E and M.S. Computer Science from M.I.T in 1988, and a B.S.E.E. from M.I.T in 1985.

Dinesh Wadhawan

Dinesh Wadhawan served as the Chief Executive Officer and Managing Director of Times Internet Ltd. Mr. Wadhawan has over 28 years of varied experience, including his previous assignment at Microsoft USA - Servers & Tools division. He is known for his strong business, technical and marketing background, joint venture and alliance proficiencies and significant global expansion experience.

Earlier, he served as President and Chief Executive Officer of Paramark Inc., since September 2001. Prior to that, he served as the Chief Operating Officer of Zembu. Mr. Wadhawan served as Senior Vice-President, Worldwide Sales and Services at Vicinity Corporation since September 2000. He was a key member of the executive team to take the Vicinity public on NASDAQ. He has worked for companies like Systems Union, an enterprise software company in the US and Europe, and UK-based Systime Ltd., one of the largest OEMs of Digital Equipment Corporation. He has held management positions at Hindustan Computers Ltd. From October 1995 to March 1999, Mr. Wadhawan served as the Director of Operations, Western North America of Systems Union, Inc. From January 1994 to September 1995, Mr. Wadhawan served as the Global Manager, Oil and Gas, of Systems Union Limited, the Shareed Kingdom component of Systems Union. He serves as a Director of Rocketalk, Inc., and has served as a Director of Times Internet Ltd. Mr. Wadhawan holds a B.S. and a Post Graduate Diploma in Business Management from the University of Delhi, India.

Significant Employees

Lykuid currently has 3 additional personnel working full time on behalf of the company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

10.      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of directors or executive officers.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
David Maust	Director, Chief Executive Officer & Chief Technology Officer	200,000	-0-	200,000
Jack Riedel Dr. David Richardson	Director, Chairman of the Board Director 0	200,000	-0-	200,000
Christopher N. Persson	Chief Operating Officer & Chief Financial Officer	200,000	-0-	200,000
Bruce Carter	Chief Information Officer	200,000	-0-	200,000
Mark Shedd	VP, Marketing and Sales	180,000	-0-	180,000

1.The Company was incorporated in the State of Florida on October 19, 2017

2.On October 19, 2017, the Company issued 32,500,000 shares restricted common stock with a par value of $.0001

3.On October 19, 2017 presenting his equity position to our CEO and Director, David Maust. Mr. Maust’s salary compensation will commence at the start of operation.

4.On October 19, 2017, the Company issued 8,937,500 shares restricted common stock with a par value of $.0001, to our Director and CEO, David Maust on October 19, 2017, and his salary compensation will commence at the start of operation.

5.On October 19, 2017, the Company issued 10,494,250 shares restricted common stock with a par value of $.0001, to our Chairman of the Board, Jack Riedel, on October 19, 2017, and his salary compensation will commence at the start of operation.

6.On October 19, 2017, the Company issued 5,707,000 shares restricted common stock with a par value of $.0001, to our COO and CFO, Christopher Persson, on October 19, 2017, and his salary compensation will commence at the start of operation.

7.On October 19, 2017, the Company previously issued 2,076,750 shares restricted common stock with a par value of $.0001, to our Director on the Board, Dr. David S. Richardson, on October 19, 2017, and his salary compensation will commence at the start of operation.

8.On October 19, 2017, the Company issued 5,284,500 shares restricted common stock with a par value of $.0001, to our 72 persons under the founder.

With respect to the 76 shareholders, the shareholders are identified as directors, officers, friends and family members, collectively called the founders class. The company has relied on 506 (b) Section 4(a)(2) for issuing the 32,500,000 founders shares for no consideration, all the shares are issued on October 19th, 2017.

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans in place at the moment, but reserve the right to put one in place in the future.

Executive Compensation Philosophy

We believe that Lykuid is at the beginning of its journey and that for us to be successful we must hire and retain people who can continue to develop our strategy, quickly innovate and develop new business opportunities by leveraging the unique technology we have in hand, and constantly enhancing our business model. To achieve these objectives, we need a highly talented team. We also expect our executive team to possess and demonstrate strong leadership and management capabilities.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success.

11.      SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officers and director as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise shared.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Ownership Pre-Offering

As of October 19, 2017 the Company has 32,500,000 of common stock issued and outstanding on October 19, 2017, which number of issued and outstanding shares have been used throughout this report.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
	beneficial	ownership	of class
Name and address of beneficial owner (1)	ownership (2)	acquirable	(3)	Direct Voting Right
David Maust (CEO/CTO)	8,937,500	-0-	27.50%	27.50%
Jack Riedel (COB)	10,494,250	-0-	32.29%	32.29%
Dr. David Richardson	2,076,750	-0-	6.39%	6.39%
Christopher Persson (COO/CFO)	5,707,000	-0-	17.56%	17.56%
All directors and officers as a group	27,215,500	-0-	83.74%	83.74%

(1)	The address of those listed is c/o Lykuid, Inc., 1688 Meridian Ave, STE 700, Miami Beach, FL 33139.
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 32.5 million shares outstanding pre-offering

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this offering concludes, due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least one year, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale;

provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our Common Stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule 701 to transact in our Common Stock, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of shares of our Common Stock issued pursuant to this offering by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of shares of our Common Stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that shares of our Common Stock are held by a Non-U.S. Holder as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons subject to special treatment under U.S. federal income tax laws (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities or arrangements, certain U.S. expatriates or former long-term residents of the U.S., tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, or persons in special situations, such as those who have elected to mark securities to market or those who hold shares of our Common Stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment). In addition, this summary does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction or any consideration relating to the alternative minimum tax or the 3.8% tax on net investment income.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes, is an individual, corporation, estate or trust other than:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons (as defined in the Internal Revenue Code) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our Common Stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of shares of our Common Stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS.

Distributions on shares of our Common Stock

We do not anticipate declaring or paying any cash dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments generally will constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be subject to withholding as described in the next paragraph below. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of the Non-U.S. Holder’s investment, up to such holder’s adjusted tax basis in our Common Stock, as determined on a share-per-share basis. Any remaining excess will be treated capital gain as described below under the heading “Gain on Sale or Other Disposition of Common Stock.”

Any dividends paid to a Non-U.S. Holder with respect to shares of our Common Stock generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with an appropriate and validly completed IRS Form W-8, such as:

•

IRS Form W-8ECI (or successor form) certifying, under penalties of perjury, that a dividend paid on shares of our Common Stock is not subject to withholding tax because it is effectively connected with conduct of a trade or business in the Shareed States of the Non-U.S. Holder (in which case such dividend generally will be subject to regular graduated U.S. federal income tax rates on a net income basis as described below).

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. The certification also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes.

If dividends are effectively connected with the conduct of a trade or business in the United States of the Non-U.S. Holder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the U.S. In addition, if such Non-U.S. Holder is taxable as a corporation for U.S. federal income tax purposes, such Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% of its effectively connected earnings and profits for the taxable year, unless an applicable income tax treaty provides otherwise.

Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but which are eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Any distribution described in this section would also be subject to the discussion below in the section titled “—Foreign Account Tax Compliance Act.”

Gain on sale, exchange or other taxable disposition of shares of our Common Stock

Subject to the discussion below under “—Backup withholding and information reporting” and “—Foreign Account Tax Compliance Act,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than a distribution for U.S. federal income tax purposes) unless (i) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “U.S. real property holding corporation,” as defined in the Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period with respect to the applicable shares of our Common Stock (the “relevant period”) and certain other conditions are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless an applicable income tax treaty provides otherwise) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the disposition.

With respect to the second exception above, although there can be no assurance, we believe we are not, and we do not currently anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we are not currently or will not become a USRPHC in the future.

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our Common Stock by reason of our status as a USRPHC so long as (a) our Common Stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) during the calendar year in which such sale, exchange or other taxable disposition of our Common Stock occurs and (b) such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our Common Stock at any time during the relevant period. If we are a USRPHC and the requirements of (a) or (b) are not met, gain on the disposition of shares of our Common Stock generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the “branch profits tax” generally will not apply. Prospective investors are urged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such holder were a resident of the U.S., unless otherwise provided in an applicable income tax treaty. In addition, a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” on its effectively connected earnings and profits at a rate of 30%, unless an applicable income tax treaty provides otherwise.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the Foreign Account Tax Compliance Act, as modified by Treasury regulations and subject to any official interpretations thereof, any applicable intergovernmental agreement between the U.S. and non-U.S. government to implement these rules and improve international tax compliance, or any fiscal or regulatory legislation or rules adopted pursuant to any such intergovernmental agreement (collectively, “FATCA”), generally will impose a U.S. federal withholding tax of 30% on payments to certain non-U.S. entities (including certain intermediaries), including dividends on and the gross proceeds from a sale or other disposition of our Common Stock unless such persons comply with a complicated U.S. information reporting, disclosures and certification requirements. This regime requires, among other things, a broad class of persons to obtain disclose and report information about their investors and account holders. These requirements are different from and in addition to the certification requirements described elsewhere in this discussion. The withholding rules apply currently to payments of dividends on shares of our Common Stock, and are scheduled to apply to payments of gross proceeds from the sale or other dispositions of our Common Stock paid after December 31, 2018. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Distributions on shares of our Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock, and the entities through which they hold our Common Stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

Backup withholding and information reporting

We or a financial intermediary must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on shares of our Common Stock paid to such holder and the tax withheld, if any, with respect to such distributions. These information reporting requirements apply even if withholding was not required. In addition to the requirements described above under “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will be subject to backup withholding at the then applicable rate for dividends paid to such holder unless such holder furnishes a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or such other applicable form and documentation as required by the Code or the Treasury regulations promulgated thereunder) certifying under penalties of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code). Dividends paid to Non-U.S. Holders subject to the U.S. federal withholding tax, as described above under “—Distributions on shares of our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the payment of the proceeds of a disposition of shares of our Common Stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies that it is not a U.S. person (as defined in the Code) and satisfies certain other requirements, or otherwise establishes an exemption. For information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker, and dispositions otherwise effected through a non-U.S. office generally will not be subject to information reporting. Generally, backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected through a non-U.S. office of a U.S. broker or non-U.S. office of a non-U.S. broker. Prospective investors are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated, under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment made to a Non-U.S. Holder can be refunded or credited against such Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

12.      INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

13.      SECURITIES BEING OFFERED

Shares

This offering relates to the sale of up to 8.75 Million shares (8,750,000) of the Company. We may endeavor to sell all 8,750,000 shares after this offering becomes qualified. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system.

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of October 19, 2017 we had 32,500,000 shares of common stock outstanding, zero shares of preferred stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

As of October 19, 2017, we had below common stock outstanding:

Common Stock32.5 million

Common Stock

As of the date of this registration statement, there were 32,500,000 shares of common stock issued and outstanding held by seventy-six (76) shareholders collectively called the founders class.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 32,500,000 shares of our common stock. None of these securities will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 41,250,000 shares outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Projects or Former Shell Projects

Rule 144 is not available for the resale of securities initially issued by shell projects (other than business combination related shell projects) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Lykuid, Inc.

(a Florida corporation)

Audited Financial Statements

For the period of October 12, 2017 (inception) through October 31, 2017

IndigoSpire CPA Group, LLC Aurora, CO

Financial Statements

Lykuid, Inc.

Table of Contents

Independent Accountant’s Review Report FS-3

Financial Statements and Supplementary Notes

Balance Sheet as of October 31, 2017  FS-5

Income Statement for the period of October 12, 2017 (inception) through October 31, 2017

FS-6

Statement of Changes in Shareholders’ Equity for the period of October 12, 2017 (inception) through October 31, 2017

FS-7

Statement of Cash Flows for the period of October 12, 2017 (inception) through October 31, 2017FS-8

Notes and Additional Disclosures to the Financial Statements as of October 31, 2017FS-9

INDEPENDENT AUDITOR’S REPORT

November 7, 2017

To: Board of Directors, Lykuid, Inc.

 Attn: John Riedel

Re: 2017 Financial Statement Audit

Lykuid, Inc.

We have audited the accompanying financial statements of Lykuid, Inc. (a corporation organized in the State of Florida) (the “Company”), which comprise the balance sheets as of October 31, 2017, and the related statements of income, retained earnings, and cash flows for the period of October 12, 2017 (inception) and ending October 31, 2017, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2017, and the results of its operations, shareholders’ equity and its cash flows for the period October 12, 2017 (inception) through October 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC Aurora, Colorado

LYKUID, INC. BALANCE SHEET

As of October 31, 2017

See accompanying Auditor’s Report and Notes to these Statements

ASSETS

Current Assets:

Cash and cash equivalents	$ 22,500
Total Current Assets	22,500
TOTAL ASSETS	$ 22,500
LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Accounts Payable to Management	$ 814
Convertible Notes	25,000
Total Current Liabilities	25,814
Non-current Liabilities: None	0
TOTAL LIABILITIES	25,814

Current Liabilities:

Stockholder’s Equity:

Common Stock: 100,000,000 shares authorized,

32,500,000 shares issued as of October 31, 2017	100
Additional paid-in capital	(200)
Retained Earnings	(3,214)
Total Stockholder’s Equity	(3,314)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY $ 22,500

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC.

STATEMENT OF OPERATIONS

For the period of October 12, 2017 (inception) to October 31, 2017

See accompanying Notes and Auditors’ Report

       2017

Revenues $ 0

Cost of revenues

Gross Profit (Loss) 0 0

Operating Expenses:

General and administrative	2,500
Sales and marketing	0
Organizational expenses	714
Total Operating Expenses	(3,214)

Operating Income (3,214)

Provision for Income Taxes 0

Net Income (3,214)

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

For the period of October 12, 2017 (inception) to October 31, 2017

See accompanying Notes and Auditors’ Report

Common Stock

As of October

12, 2017Number ofPar ValueAdditionalAccumulatedTotal

SharesPaid-InDeficitStockholder’s

00CapitalEquity (Deficit)

Issuance of common stock

to management 32,500,000100 (200) 0 0

Balance as of

Net Income 0 0 0 (3,214) (3,214)

October 31,

2017 32,500,000 $ 100 $ (200) $ (3,214) $ (3,314)

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC. STATEMENT OF CASH FLOWS

For the period of October 12, 2017 (inception) to October 31, 2017

See accompanying Notes and Auditors’ Report

Cash Flows from Operating Activities

Net Loss $ (3,214)

Adjustments to reconcile net loss to net cash used

in operating activities:

Changes in operating assets and liabilities:

(Decrease) Increase in accounts payable to management 814

Net Cash Used in Operating Activities (2,400)

Cash Flows from Investing Activities

None 0

Net Cash Used in Investing Activities 0

Cash Flows from Financing Activities

Issuance of common stock	(100)
Issuance of convertible notes	25,000
Net Cash Provided by Financing Activities	24,900

Net Change In Cash and Cash Equivalents	22,500
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 22,500
Supplemental Disclosure of Cash Flow Information Cash paid for interest	$ 0
Cash paid for income taxes	0

The accompanying Notes are an important and integral part of the financial statements

LYKUID, INC.

NOTES TO FINANCIAL STATEMENTS AS OF OCTOBER 31, 2017

See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

Lykuid, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) researches and develops artificial intelligence algorithms for online firms.

The Company incorporated in October 2017 in the State of Florida. The Company did not begin operations until

2017. John “Jack” Riedel serves as the Company’s Executive Chairman and David Maust serves as Chief Executive

Officer.

Since Inception, the Company has relied on securing convertible notes to fund its operations. As of October 31,

2017, the Company had little working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note below). During the next 12 months, the Company intends to fund its operations with funding from a securities offering under Title IV of the JOBS Act (“Reg. A+ Offering”) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the

United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of October 31, 2017, the Company is operating as a going concern. See Note 1 and Note 5 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account.   As of October 31, 2017, the Company had $22,500 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of October 31,

2017, the Company did not have any outstanding accounts receivable as it has not yet begun operations as of October

31, 2017.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had not acquired any fixed assets as of October 31, 2017.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a “C” Corporation. As the Company has only incurred administrative costs and has not earned any taxable income, accrued income tax would result in a deferred tax asset. Because of the uncertainty of the Company being able to be utilized that deferred tax benefit, there is a full valuation allowance against that deferred tax asset at this time. Management will evaluate the appropriateness of that valuation allowance from time to time.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of October 31, 2017, the unrecognized tax benefits accrual was zero.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of October 31, 2017, the Company had recognized no sales.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after

December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are

currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company has not filed a corporate or state income tax return since the Company was not operational as of a calendar year end and therefore a tax return has not yet been required to be filed. Tax returns once filed will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with, and does not know of any pending or threatening litigation against the

Company or founders.

NOTE 5 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2017 and therefore did not incur any profit as of October 31, 2017.   The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 6 – STOCKHOLDER’S EQUITY

Issuance of Common Stock

The Company issued 32,500,000 shares of the Company’s common stock to the management team and other founders.

NOTE 7 – CONVERTIBLE NOTES

The Company has issued $25,000 of 8 percent convertible notes (the “Notes”) due July 1, 2018 and classified as a current liability on the balance sheet. Interest begins accruing on April 1, 2018. The holders of the Notes have the option at any time to convert the Notes to shares of common stock at a conversion price that is 1/3 (one-third) of the average closing bid price for the Company’s stock as quoted on any major national exchange or automatic quotation system.

As of the auditor’s report date, no Notes have been converted to common stock.

NOTE 8 – SUBSEQUENT EVENTS

Anticipated Crowdfunded Offering

The Company is offering securities through the Reg. A+ Offering of up to $50 million. Prior to the sale of any securities, the Company must be qualified by the US Securities and Exchange Commission. That process is uncertain and make take an extended period of time.

Additional Convertible Note Financing

On November 1, 2017, the Company issued an additional $5,000 in convertible notes with the same terms and conditions as the Notes outlined in Note 7. As of the date of the auditor’s report, these subsequent convertible notes have not been converted to common stock.

Management’s Evaluation

Management has evaluated subsequent events through November 27, 2017, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

On October 19, 2017, the Company issued 8,937,500 shares restricted common stock with a par value of $.0001, presenting his equity position to our CEO, CTO and Director, David Maust. Mr. Maust salary compensation will commence at the start of operation.

On October 19, 2017, the Company issued 10,494,250 shares restricted common stock with a par value of $.0001, to our Chairman of the Board, Jack Riedel, and his salary compensation will commence at the start of operation.

On October 19, 2017, the Company issued 5,707,000 shares restricted common stock with a par value of $.0001, to our COO/CFO, Christopher Persson, and his salary compensation will commence at the start of operation.

On October 19, 2017, the Company issued 2,076,750 shares restricted common stock with a par value of $.0001, to our Director, David Richardson.

On October 19, 2017, the Company issued 5,284,500 shares restricted common stock with a par value of $.0001, to our 72 persons under the founder.

With respect to the 76 shareholders, the shareholders are identified as directors, officers, friends and family members, collectively called the founders class. The company has relied on 506 (b) Section 4(a)(2) for issuing the 32,500,000 founders shares for no consideration, all the shares are issued on October 19th, 2017.

15. EXHIBITS TO OFFERING STATEMENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation (*)
1A-2B	By-laws (*)
1A-12	Legal Opinion & Consent (*)
1A-4 1A-11 1A-EX	Sample Subscription Agreement (*) Consent of the Public Accountant (*) Consultancy Agreement (1)

(1) (*)	Filed herewith. Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Miami Beach, FL on February 11, 2018.

LYKUID, INC..

By:	/s/ David Maust
Name:	David Maust
Title:	Chief Executive and Technology Officer and Director
Date:	February 11, 2018

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Maust	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive Officer)	February 11, 2018
David Maust

/s/ Jack Riedel . Jack Riedel	Chairman of the Board and Director (Principal Executive Officer)	February 11, 2018